                                                                   EXHIBIT 10.37

                           THIRD AMENDED AND RESTATED

                                 LOAN AGREEMENT

                                      Among

                         SHURGARD STORAGE CENTERS, INC.

                                 CERTAIN LENDERS

                                       and

                              BANK OF AMERICA, N.A
                             as Administrative Agent

                                       and

                                  BANK ONE, NA
                              as Syndication Agent

                                       and

               COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK AND GRAND
                                 CAYMAN BRANCHES
                             as Documentation Agent

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
                                As Managing Agent



--------------------------------------------------------------------------------

                          Dated as of February __, 2001

--------------------------------------------------------------------------------


                         BANC OF AMERICA SECURITIES LLC,
                     AS SOLE LEAD ARRANGER AND BOOK MANAGER

                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS...............................................................................................2

    Section 1.1      Certain Defined Terms..........................................................................2
    Section 1.2      General Principles Applicable to Definitions..................................................20
    Section 1.3      Accounting Terms..............................................................................21

ARTICLE 2 THE LOANS................................................................................................21

    Section 2.1      The Loans.....................................................................................21
       (a)    Pro Rata Revolving Credit............................................................................21
       (b)    Extension of Revolving Commitment Term...............................................................21
       (c)    Reduction of Commitment..............................................................................22
    Section 2.2      Notice of Borrowing...........................................................................22
    Section 2.3      Agent's Right to Fund.........................................................................23
    Section 2.4      Repayment of Principal........................................................................23
       (a)    Scheduled Repayments.................................................................................23
       (b)    Mandatory Prepayments................................................................................23
    Section 2.5      Interest on Loans.............................................................................23
       (a)    General Provisions...................................................................................23
       (b)    Selection of Alternative Rates.......................................................................24
       (c)    Unavailable Adjusted Eurodollar Rate.................................................................25
       (d)    Compensation for Increased Costs.....................................................................25
    Section 2.6      Notes.........................................................................................26
    Section 2.7      Manner of Payments............................................................................27
       (a)    Place and Form of Payments...........................................................................27
       (b)    Payments on Non-business Days........................................................................27
       (c)    Order of Application.................................................................................27
    Section 2.8      Fees..........................................................................................28
       (a)    Unused Fee...........................................................................................28
       (b)    Fee Letter...........................................................................................28
    Section 2.9      Sharing of Payments, Etc......................................................................28
    Section 2.10     Prepayments...................................................................................28

ARTICLE 3 SECURITY.................................................................................................29


ARTICLE 4 NEGATIVE PLEDGE PROPERTIES...............................................................................29

    Section 4.1      Additions to Negative Pledge Properties.......................................................29
    Section 4.2      Removal of Negative Pledge Properties.........................................................30

ARTICLE 5 CONDITIONS TO LOANS......................................................................................30

    Section 5.1      Conditions to Initial Revolving Loan..........................................................30
       (a)    New Loan Documents...................................................................................31
       (b)    Corporate Certificates...............................................................................31
       (c)    Legal Opinion........................................................................................31


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


       (d)    Certificate..........................................................................................31
       (e)    Fees and Expenses....................................................................................31
       (f)    Insurance............................................................................................31
    Section 5.2      Conditions to All Loans.......................................................................32
       (a)    Prior Conditions.....................................................................................32
       (b)    Notice of Borrowing..................................................................................32
       (c)    No Default...........................................................................................32
       (d)    Other Information....................................................................................32

ARTICLE 6 REPRESENTATIONS AND WARRANTIES...........................................................................32

    Section 6.1      Existence and Power...........................................................................32
    Section 6.2      Authorization.................................................................................32
    Section 6.3      Government Approvals, Etc.....................................................................33
    Section 6.4      Binding Obligations, Etc......................................................................33
    Section 6.5      Litigation....................................................................................33
    Section 6.6      Financial Condition...........................................................................33
    Section 6.7      Taxes.........................................................................................33
    Section 6.8      Laws, Orders; Other Agreements................................................................34
    Section 6.9      Federal Reserve Regulations...................................................................34
    Section 6.10     ERISA.........................................................................................34
    Section 6.11     Subsidiaries..................................................................................35
    Section 6.12     No Liens on Negative Pledge Properties or Qualifying Cash.....................................35
    Section 6.13     Investment Company; Other Regulations.........................................................35
    Section 6.14     Delinquent Property Liens.....................................................................35
    Section 6.15     Improvements..................................................................................36
    Section 6.16     Casualty; Condemnation........................................................................36
    Section 6.17     Assessments...................................................................................36
    Section 6.18     Rights of Others to Purchase Property.........................................................36
    Section 6.19     Representations as a Whole....................................................................36

ARTICLE 7 AFFIRMATIVE COVENANTS....................................................................................36

    Section 7.1      Use of Proceeds from Loans....................................................................36
    Section 7.2      Preservation of Corporate Existence, Etc......................................................37
    Section 7.3      Visitation Rights.............................................................................37
    Section 7.4      Keeping of Books and Records..................................................................37
    Section 7.5      Maintenance of Property, Etc..................................................................37
    Section 7.6      Compliance With Laws, Etc.....................................................................37
    Section 7.7      Insurance.....................................................................................38
       (a)    Property Insurance...................................................................................38
       (b)    Liability Insurance..................................................................................38
       (c)    Title Insurance......................................................................................39
       (d)    Certain Terms of Policy..............................................................................39
       (e)    Evidence of Payment..................................................................................39
       (f)    Approval Not Warranty................................................................................39
    Section 7.8      Financial Information.........................................................................39
       (a)    Annual Audited Financial Statements..................................................................39


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
       (b)    Quarterly Unaudited Financial Statements.............................................................40
       (c)    Quarterly Compliance Certificates....................................................................40
       (d)    Annual Budget........................................................................................40
       (e)    Other................................................................................................40
    Section 7.9      Notification..................................................................................40
    Section 7.10     Additional Payments; Additional Acts..........................................................41
       (a)    Taxes on or Expenses Incurred In Preparation of Loan Documents.......................................41
       (b)    Expenses of Administering Loan.......................................................................41
       (c)    Expenses In Changing Classification of Property......................................................41
       (d)    Expenses of Enforcement..............................................................................41
       (e)    Evidence of Government Approvals.....................................................................42
       (f)    Additional Instruments and Acts......................................................................42
    Section 7.11     Net Worth.....................................................................................42
    Section 7.12     Ratio of Total Indebtedness to Gross Asset Value..............................................42
    Section 7.13     Ratio of Secured Debt to Gross Asset Value....................................................42
    Section 7.14     Fixed Charge Coverage.........................................................................42
    Section 7.15     Unsecured Interest Expense Coverage...........................................................43
    Section 7.16     Compliance With Environmental Due Diligence Standards.........................................43
    Section 7.17     Indemnification...............................................................................43
       (a)    General Indemnity....................................................................................43
       (b)    Environmental Indemnity..............................................................................44
       (c)    Building Law Indemnity...............................................................................44
       (d)    Indemnification Procedures...........................................................................44
    Section 7.18     Taxes.........................................................................................45
    Section 7.19     Additional Guaranties.........................................................................45
    Section 7.20     Other Agreements..............................................................................45
    Section 7.21     Accounts Payable and Accruals.................................................................45

ARTICLE 8 NEGATIVE COVENANTS.......................................................................................45

    Section 8.1      Liquidation, Merger, Sale of Assets...........................................................45
    Section 8.2      Liens.........................................................................................46
    Section 8.3      Sale of Property..............................................................................46
    Section 8.4      Properties Under Construction.................................................................46
    Section 8.5      Operations....................................................................................46
    Section 8.6      ERISA Compliance..............................................................................46
    Section 8.7      Transactions With Affiliates..................................................................47
    Section 8.8      Distributions.................................................................................47
    Section 8.9      Amendments to Organizational Documents........................................................47
    Section 8.10     Immaterial Subsidiaries.......................................................................47

ARTICLE 9 EVENTS OF DEFAULT........................................................................................48

    Section 9.1      Events of Default.............................................................................48
       (a)    Payment Default......................................................................................48
       (b)    Breach of Warranty...................................................................................48
       (c)    Breach of Certain Covenants..........................................................................48
       (d)    Breach of Other Covenants............................................................................48


                                      iii

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
       (e)    Cross-default........................................................................................48
       (f)    Voluntary Bankruptcy, Etc............................................................................49
       (g)    Involuntary Bankruptcy, Etc..........................................................................49
       (h)    Insolvency, Etc......................................................................................49
       (i)    Judgment.............................................................................................50
       (j)    Condemnation.........................................................................................50
       (k)    Governmental Approvals...............................................................................50
       (l)    Other Government Action..............................................................................50
       (m)    Change of Control....................................................................................50
       (n)    ERISA................................................................................................50
       (o)    REIT.................................................................................................50
    Section 9.2      Consequences of Default.......................................................................51

ARTICLE 10 AGENT...................................................................................................51

    Section 10.1     Authorization and Action......................................................................51
    Section 10.2     Duties and Obligations........................................................................52
    Section 10.3     Dealings Between Agent and Borrower...........................................................53
    Section 10.4     Lender Credit Decision........................................................................53
    Section 10.5     Indemnification...............................................................................53
    Section 10.6     Successor Agent...............................................................................54
    Section 10.7     Application of Article 10.....................................................................54

ARTICLE 11 MISCELLANEOUS...........................................................................................54

    Section 11.1     No Waiver; Remedies Cumulative................................................................54
    Section 11.2     Governing Law.................................................................................55
    Section 11.3     Consent to Jurisdiction; Waiver of Immunities.................................................55
    Section 11.4     Jury Waiver...................................................................................55
    Section 11.5     Notices.......................................................................................55
    Section 11.6     Assignment....................................................................................55
       (a)    Assignments by Borrower..............................................................................55
       (b)    Assignments by Lender................................................................................56
       (c)    Sale of Participations by Lender.....................................................................56
    Section 11.7     Severability..................................................................................56
    Section 11.8     Survival; Discharge...........................................................................56
    Section 11.9     Executed in Counterparts......................................................................56
    Section 11.10    Confidentiality...............................................................................57
    Section 11.11    Entire Agreement; Amendment, Etc..............................................................57
    Section 11.12    Effective Date; Transitional Matters..........................................................58
    Section 11.13    Reaffirmation of Loan Documents...............................................................58


SCHEDULES

Schedule 1 Designated Negative Pledge Properties
Schedule 2 Prepayment Fee
Schedule 3 Litigation
Schedule 4 Guarantors, Potential Guarantors and Immaterial Subsidiaries
Schedule 5 Permitted Encumbrances


                                       iv

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EXHIBITS

Exhibit A-1 Revolving Promissory Note (Bank of America)
Exhibit A-2 Revolving Promissory Note (Bank One)
Exhibit A-3 Revolving Promissory Note (Bank of Nova Scotia)
Exhibit A-4 Revolving Promissory Note (KeyBank)
Exhibit A-5 Revolving Promissory Note (LaSalle Bank)
Exhibit A-6 Revolving Promissory Note (U.S. Bank)
Exhibit A-7 Revolving Promissory Note (Bank Hapoalim)
Exhibit A-8 Revolving Promissory Note (Washington Mutual Bank)
Exhibit A-9 Revolving Promissory Note (SunTrust Bank)
Exhibit A-10 Revolving Promissory Note (Commerzbank AG)
Exhibit A-11 Revolving Promissory Note (Fleet)
Exhibit B Guarantor Consents
Exhibit C Notice of Borrowing
Exhibit D Interest Rate Notice
Exhibit E Legal Opinion
Exhibit F Shurgard Institutional Fund LP II Guaranty

                    THIRD AMENDED AND RESTATED LOAN AGREEMENT


        THIS THIRD AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is made as of February __, 2001, by and among the Lenders, BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Lenders ("Agent"), BANK ONE, NA, a national banking association, as Syndication Agent, COMMERZBANK AKTIENGESELLSCHAFT, New York and Grand Cayman Branches, as Documentation Agent, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Managing Agent; and SHURGARD STORAGE CENTERS, INC., a Washington corporation ("Borrower").

                                    RECITALS

        WHEREAS, Borrower and Original Lenders entered into the Original Agreement dated as of August 19, 1994; and

        WHEREAS, the Original Agreement was amended and restated through the Amended and Restated Loan Agreement dated as of September 9, 1996 (the "First Amended and Restated Loan Agreement"); and

        WHEREAS, the First Amended and Restated Loan Agreement was amended pursuant to the First Amendment to Amended and Restated Loan Agreement dated as of November 14, 1996; the Second Amendment to Amended and Restated Loan Agreement dated as of March 12, 1997; the Third Amendment to Amended and Restated Loan Agreement dated as of July 28, 1997; the Fourth Amendment to Amended and Restated Loan Agreement dated as of January 30, 1998; the Fifth Amendment to Amended and Restated Loan Agreement dated as of May 1, 1998; the Sixth Amendment to Amended and Restated Loan Agreement dated as of October 27, 1998; and the Seventh Amendment to Amended and Restated Loan Agreement dated as of April 28, 1999; and

        WHEREAS, the First Amended and Restated Loan Agreement was amended and restated through Second Amended Stated Loan Agreement dated as of September 30, 1999 (the "Second Amended and Restated Loan Agreement"); and

        WHEREAS, the Second Amended Restated Loan Agreement was amended pursuant to the First Amendment to Second Amended and Restated Loan Agreement dated as of September 30, 1999; the Second Amendment to Second Amended and Restated Loan Agreement dated as of December 16, 1999; the Third Amendment to Second Amended and Restated Loan Agreement dated as of March 31, 2000; and the Fourth Amendment to Second Amended and Restated Loan Agreement dated as of September 29, 2000; and

        WHEREAS, the Nomura Substitution Date occurred on or before March 31, 1997, the liens of the Deeds of Trust were released, and the Secured Property became Negative Pledge Property; and

        WHEREAS, the parties wish further to amend and restate the Second Amended and Restated Loan Agreement;

        NOW, THEREFORE, the parties to this Agreement hereby agree as follows:


                                    AGREEMENT

                                    ARTICLE 1

                                   DEFINITIONS


        SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

           "Adjusted Eurodollar Rate" means the Applicable Eurodollar Spread per annum plus a fraction whose numerator is the applicable Eurodollar Rate and whose denominator is one minus the aggregate of the reserve percentages (including, without limitation, any basic, supplemental, marginal or emergency reserves) expressed as a decimal established by the Board for Governors of the Federal Reserve System or other banking authority to which Lenders are subject for Eurocurrency Liability (as defined in Regulation D of such Board of Governors). For purposes of this definition, each Eurodollar Loan shall be deemed to constitute a Eurocurrency Liability and be subject to the reserve requirements of Regulation D, except that, in no event, shall any adjustment be made to the Adjusted Eurodollar Rate for any such reserve requirement unless the affected Lender provides Borrower with an Officer's Certificate stating that the amount of the adjustment to the Adjusted Eurodollar Rate applicable to such Lender's Eurodollar Loans is not greater than Borrower's pro rata share of such Lender's total reserve requirement for all its Eurocurrency Liabilities (such pro rata share equaling a fraction whose numerator is the aggregate amount of Borrower's Eurodollar Loans from such Lender and whose denominator is the total amount of such Lender's Eurocurrency Liabilities).

           "Affiliate" means (i) any Person controlling, controlled by, or under direct or indirect common control with, Borrower, any Guarantor, or any Potential Guarantor; (ii) any general or limited partner of any Guarantor, Potential Guarantor or any Person referred to in clause (i) above that is a general or limited partnership; (iii) any member or manager of any Guarantor, Potential Guarantor or any Person referred to in clause (i) above that is a limited liability company; (iv) any Person that owns 10% or more of any voting class of ownership interest of Borrower or of any Guarantor, Potential Guarantor or any Person referred to in clause (i) above that is a corporation. For purposes of this definition, "control," when used with respect to a specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Agent" means Bank of America as Administrative Agent and any successor agent selected pursuant to Section 10.6, it being understood and agreed that "Agent" shall not include Bank One as Syndication Agent, Commerzbank as Documentation Agent, or U.S. Bank as Managing Agent unless such financial institution is selected as successor Agent pursuant to Section 10.6.

           "Agreement" means this Third Amended and Restated Loan Agreement.

           "Applicable Interest Period" means, with respect to any portion of the Loan that bears interest at a particular Applicable Interest Rate, the period commencing on the effective date of an Interest Rate Notice provided in respect of such portion of the Loan pursuant to Section 2.5(b) and ending:

               (a) One week and one, two, three or six months thereafter in the case of a Eurodollar Loan as specified in the Interest Rate Notice given by Borrower in respect of such Eurodollar Loan;

               (b) On the Revolving Loan Maturity Date in the case of a Prime Rate Loan.

           "Applicable Interest Rate" means the Adjusted Eurodollar Rate or the Prime Rate.

           "Applicable Eurodollar Spread" means (a) for any Eurodollar Rate whose Reset Date occurs on a date when Borrower's Debt Rating is less than BBB-/Baa3, 1.75%; (b) for any Eurodollar Rate whose Reset Date occurs on a date when Borrower's Debt Rating is BBB-/Baa3 or higher but less than BBB/Baa2, 1.375%; (c) for any Eurodollar Rate whose Reset Date occurs on a date when Borrower's Debt Rating is BBB/Baa2 or higher but less than BBB+/Baa1, 1.25%; (d) for any Eurodollar Rate whose Reset Date occurs on a date when Borrower's Debt Rating is BBB+/Baa1 or higher but less than A-/A3, 1.125%; and (e) for any Eurodollar Rate whose Reset Date occurs on a date when Borrower's Debt Rating is A-/A3 or higher, 1.00%.

           If at any time there is a split of one or more of the pricing levels between the Borrower's Debt Ratings from S&P and Moody's, the Applicable Eurodollar Spread shall be determined by (i) if Borrower has a Debt Rating from Fitch and such rating by Fitch is equivalent to the higher of the two other Debt Ratings, such higher Debt Rating (i.e., the lower pricing) or (ii) if the Debt Rating for Borrower from Fitch is not equivalent to the higher of the two other Debt Ratings or if there is no Debt Rating for Borrower from Fitch, the lower of the two other Debt Ratings (i.e., the higher pricing).

           "Applicable Measurement Period" means, with respect to the calculation of the Available Amount, the period between the date of Borrower's submission to Agent of the most recent Quarterly Compliance Certificate and the date of Borrower's submission of the next Quarterly Compliance Certificate.

           "Available Amount" means, as of any measurement date during any Applicable Measurement Period, the lesser of: (a) (i) 50% of the Unencumbered Property Value (calculated with respect to the full fiscal quarter immediately preceding the first day of such Applicable Measurement Period) plus (ii) 50% of any increase in Unencumbered Stabilized Asset Value resulting from acquisitions or redesignations of Unencumbered Stabilized Properties and Unencumbered Development Properties but only as of measurement dates that occur during the period when such interim increase is effective (as set forth below); plus (iii) 100% of the Qualifying Cash; minus (iv) 50% of any decrease in Unencumbered Stabilized Asset Value resulting from dispositions or redesignations of Unencumbered Stabilized Properties and Unencumbered Development Properties (as set forth below); minus (v) Deducted Liabilities (as of the applicable measurement dates as set forth below); and (b) the Commitment in effect as of such measurement date. Each element of the "Available Amount" calculation shall be based on the most recent Quarterly Compliance Certificate or, if a Notice of Borrowing has been submitted since the most recent Quarterly Compliance Certificate, then on that most recent Notice of Borrowing.

           Each Notice of Borrowing shall set forth each element used in calculating Unencumbered Property Value and Deducted Liabilities, and each Notice of Borrowing submitted on or before June 30, 2001, shall set forth the amount of Qualifying Cash, all as shown in Exhibit C hereto. The Leased Property Cost element of Unencumbered Property Value and Deducted Liabilities shall be updated as of the date of each Notice of Borrowing so that it equals the Leased Property Cost as of such date. Deducted Liabilities shall be updated to include amounts owing under this Agreement as of the date of such Notice of Borrowing. The amount of the Qualifying Cash shall be updated as of the date of each Notice of Borrowing submitted on or before June 30, 2001. Each Notice of Borrowing shall also include either: (A) the updated amount of each other element of Unencumbered Property Value and Deducted Liabilities (as and to the extent permitted below) or (B) Borrower's representation and warranty that, to the best of Borrower's knowledge, there have been no changes in the non-updated elements since the last Quarterly Compliance Certificate or Notice of Borrowing (whichever was more recent) that would materially decrease the Available Amount.

           If Borrower elects to update the Unencumbered Stabilized Asset Value element of Unencumbered Property Value as a result of Borrower's or a Majority Subsidiary's acquisition of a Property that qualifies as an Unencumbered Stabilized Property, then Unencumbered Stabilized Asset Value shall be increased by the acquisition price of such Property. Any such increase for the acquisition of an Unencumbered Stabilized Property shall remain in effect only until the end of the applicable Interim Valuation Period at which time the method of valuation set forth in the first sentence of this definition shall determine the increase in "Unencumbered Stabilized Asset Value" resulting from such acquisition. If Borrower or a Majority Subsidiary disposes of an Unencumbered Stabilized Property or removes it from its designation as a Negative Pledge Property, then the Unencumbered Stabilized Asset Value shall immediately be reduced by an amount equal to the Unencumbered Stabilized Asset Value for such Property as of the end of the immediately preceding full fiscal quarter. If Borrower designates a Property it already owns as a Negative Pledge Property, then the Unencumbered Stabilized Asset Value element shall be increased in accordance with the definition of "Unencumbered Stabilized Asset Value" if Borrower or a Majority Subsidiary owned such Property during the entire fiscal quarter immediately preceding such designation. Otherwise, such redesignated Property shall be valued during the Interim Valuation Period based on its original acquisition price as though it were acquired for that price on the date on such valuation.

           "Average Unused Portion of the Commitment" has the meaning set forth in Section 2.8(a) hereof.

           "Bank of America" means Bank of America, N.A., a national banking association, and any Successor.

           "Bank One" means Bank One, NA, a national banking association, and any Successor.



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

           "Borrower" means Shurgard Storage Centers, Inc., a Washington corporation, and any Successor.

           "Borrower Loan Documents" means those Loan Documents to which Borrower is a party.

           "Borrower's Bank Account" means Account No. 67539510 maintained by Borrower with Agent.

           "Borrower's Direct Economic Ownership" means, with respect to any Subsidiary owned directly in whole or in part by Borrower, the percentage of such Subsidiary's dividends or other distributions that Borrower is entitled to receive by virtue of Borrower's direct ownership interest in such Subsidiary.

           "Borrower's Indirect Economic Ownership" means, with respect to any Subsidiary (the "Applicable Subsidiary") owned indirectly in whole or in part by Borrower, the product of (a) the aggregate percentage of the Applicable Subsidiary's dividends or other distributions that those Majority Subsidiaries (the "First Tier Owners") in the tier of ownership immediately above the Applicable Subsidiary are entitled to receive by virtue of their direct ownership interest in the Applicable Subsidiary multiplied by (b) the aggregate percentage of the First Tier Owners' dividends or other distributions that those Majority Subsidiaries (the "Second Tier Owners") in the tier of ownership immediately above the First Tier Owners are entitled to receive by virtue of their direct ownership interest in the First Tier Owners multiplied in like manner by (c) the aggregate percentage ownership of each successive tier of ownership up to Borrower.

           "Borrower's Knowledge," "Best Knowledge of Borrower," or "best of Borrower's knowledge" (or equivalent phrase) means the knowledge of the chief executive officer, the chief financial officer, the treasurer, any vice president, any secretary or other officer of Borrower appointed by Borrower's board of directors or any "reporting person" as that term is used in Section 16 of the Securities Exchange Act of 1934, as amended.

           "Building Law Compliance Agreements" means the Initial Building Law Compliance Agreements, the 1996 Building Law Compliance Agreement and any similar agreements executed from time to time by Borrower in favor of Agent and Lenders with respect to any real property that becomes one of the Negative Pledge Properties pursuant to Section 4.1.

           "Building Laws" means all federal, state and local laws, regulations, ordinances and requirements applicable to the development and operation of any Property, including without limitation all building, zoning, planning, subdivision, fire, traffic, safety, air quality, wetlands, shoreline, and flood plain laws, regulations and ordinances. The Building Laws shall include without limitation, all applicable requirements of the Fair Housing Act of 1968, as amended by the Fair Housing Amendments Act of 1988, 42 U.S.C. Section 3601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq.; and all government and private covenants, conditions and restrictions applicable to any Property.

           "Business Day" means any day other than Saturday, Sunday or other day on which banks are authorized or obligated to close in Seattle, Washington.

           "CPLTD" has the meaning set forth in Section 7.14.

           "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of Standard & Poor's Corporation, Moody's Investors Services, Inc., Duff and Phelps, or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be reasonably acceptable to Agent) and not listed for possible down-grades in Credit Watch published by Standard & Poor's Corporation; (iii) commercial paper, other than commercial paper issued by Borrower or any of its Affiliates, maturing no more than ninety
(90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investor Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investor Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be reasonably acceptable to Agent); and (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instrument issued, in each case, by (A) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000) or
(B) any Lender.

           "Change of Control" means (a) a transaction or series of transactions whereby any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act")) shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing 35% of the combined voting power of all securities of Borrower entitled to vote in the election of directors (for purposes of this definition, a "Controlling Person") or (b) a majority of the members of the board of directors of Borrower cease to be composed of individuals (i) who were members of that board on the Effective Date, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or
(iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board. In connection with clause (a) above, a Person or group shall not be a "Controlling Person" if such Person or group holds voting power in good faith and not for the purpose of circumventing the effect of the occurrence of a Change of Control as an agent, bank, broker, nominee, trustee or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in the previous sentence.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           "Commerzbank" means Commerzbank Aktiengesellschaft, New York and Grand Cayman Branches, and any Successor.

           "Commitment" means Three Hundred Sixty Million Dollars ($360,000,000) except that, during the Commitment Reduction Period (if any), "Commitment" means Three Hundred Million Dollars ($300,000,000).

           "Commitment Period" has the meaning given in Section 2.1(a).

           "Commitment Reduction Period" has the meaning set forth in Section 2.1(c).

           "Consolidated Financial Statements" means Borrower's consolidated financial statements.

           "Consolidated Subsidiary" means any Subsidiary whose financial statements are consolidated with Borrower's financial statements under generally accepted accounting principles.

           "Construction Budget" shall have the meaning set forth in the Participation Agreement.

           "Contribution Agreement" means the Contribution Agreement dated as of September 9, 1996 among the Initial Guarantors and Borrower and binding upon Shurgard Texas Limited Partnership, Shurgard Institutional Fund LP II, and any subsequent Guarantors.

           "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, Guarantor, or Potential Guarantors, are treated as a single employer under Section 414(b) or 414(c) of the Code.

           "Credit Agreement" has the meaning set forth in the Participation Agreement.

           "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, other than trade accounts payable on customary terms in the ordinary course of business, (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through
(iii) above.

           "Debt Rating" means the long-term, senior, unsecured, non-credit enhanced debt rating issued by S&P, Moody's or Fitch, as applicable.

           "Deducted Liabilities" means, as of any measurement date: (i) all Unsecured Liabilities (other than the Revolving Loans) of Borrower and the Consolidated Subsidiaries (other than the Subsidiaries referred to in clauses
(ii), (iii) and (iv) of the definition of "Relevant Subsidiaries") outstanding as of such measurement date (including, without limitation, Borrower's obligations with respect to the principal amount then outstanding of all Liabilities of Recom & Co., S.N.C.); plus (ii) the Leased Property Cost as of such measurement date; plus (iii) the outstanding principal amount of the Revolving Loans as of such measurement date, all without duplication of any amounts in this definition of Deducted Liabilities.

           "Default" means any event which but for the passage of time, the giving of notice, or both would be an Event of Default.

           "Designated Negative Pledge Properties" means all of the real property identified in Schedule 1, including, without limitation, the land, buildings, fixtures and other improvements located thereon.

           "Development Asset Value" means, with respect to any fiscal quarter, 100% of the cost incurred to date of all Properties that were Development Properties as of the end of such fiscal quarter.

           "Development Property" means a mini-storage facility located in the United States (a) that appears on the Consolidated Financial Statements, (b) with respect to which a certificate of occupancy has been issued by the applicable Governmental Authority, and (c) that has been open for business for less than 24 months; except that "Development Property" shall not include any such facility that has been designated by Borrower as a Stabilized Property as permitted by the definition of "Stabilized Property."

           "EBIDA" has the meaning set forth in Section 7.14.

           "Effective Date" has the meaning set forth in Section 11.12.

           "Environmental Agreements" means the Initial Environmental Agreements, the 1996 Environmental Agreement, and any similar environmental agreements executed by Borrower in favor of Agent and Lenders with respect to any other real property that becomes one of the Negative Pledge Properties pursuant to Section 4.1 (but not including the Initial Environmental Agreements, the 1996 Environmental Agreement or any such subsequent agreements to the extent they apply to any real property that no longer constitutes Negative Pledge Property).

           "Environmental Law" means and includes the Comprehensive Environmental Response, Compensation, and liability Act of 1980 ("CERCLA" or the Federal Superfund Act), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Sections 9601-9675; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; The Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671; all as the same may be from time to time amended and any regulations now or hereafter promulgated thereunder; and any and all other federal, state, county, municipal, local and other statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, permits, licenses, or other governmental restrictions or requirements and the common law which may from time to time relate to or deal with protection of human health, pollution or the environment, including, without limitation, all regulations promulgated by a regulatory body pursuant to an such statute, law or ordinance.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "Eurodollar Business Day" means any Business Day when the London Interbank Market is open for business.

           "Eurodollar Loan" means any portion of the Loan that bears interest at the Adjusted Eurodollar Rate or, if the context so indicates, that portion of a Revolving Loan advance that bears interest at the Adjusted Eurodollar Rate.

           "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Applicable Interest Period, an interest rate per annum equal to the offered rate for deposits in U.S. Dollars for the Applicable Interest Period commencing on the first day of such Applicable Interest Period (the "Reset Date") which appears on the display designated as the "LIBO" page in the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London inter-bank offered rates of major banks) as of 11:00 a.m., London time, on the day that is two Business Days preceding the Reset Date. If at least two such offered rates appear on such Reuter's screen LIBO page, the Eurodollar Rate in respect of that Reset Date will be the arithmetic mean of such offered rates. In the event such Reuters screen LIBO page is not published, the Eurodollar Rate shall be determined from an alternate, generally-recognized source mutually agreeable to Agent and Borrower, and, in the absence of such agreement, Borrower shall not have an option to select the Adjusted Eurodollar Rate.

           "Event of Default" has the meaning given in Section 9.1.

           "Excluded Subsidiary" means (a) any Subsidiaries that are not wholly owned, directly or indirectly, by Borrower; and (b) any Subsidiaries that have no ownership or leasehold interest in any mini-storage property located in the United States.

           "Extended Maturity Date" has the meaning set forth in the definition of "Revolving Loan Maturity Date."

           "Federal Funds Rate" has the meaning given in Section 2.3.

           "Fee Letter" means the letter dated November 28, 2000 from Bank of America and Banc of America Securities LLC to Borrower covering various fees and costs related to the credit facilities contemplated by this Agreement.

           "First Amended and Restated Loan Agreement" has the meaning set forth in the Recitals hereof.

           "Fitch" means Fitch, or any successor or assignee of the business of such company in the business of rating securities.

           "Full Insurable Value" means the actual cost of replacing the property in question, without allowance for depreciation, as determined from time to time (but not more often than once every calendar year) by Agent.

           "Funded Pro Rata Share" means, with respect to any Lender, a fraction whose numerator is the outstanding principal amount of such Lender's Loans and whose denominator is the total outstanding principal amount of the Loan.

           "Funds from Operations" means: (i) net income (calculated in accordance with generally accepted accounting principles) including non-recurring events, except for those defined as "extraordinary items" under generally accepted accounting principles and gains and losses from sales of depreciable operating property; plus (ii) depreciation of real estate assets and amortization of intangible assets exclusive of deferred financing costs; less
(iii) dividends paid to preferred stockholders. Contributions to Funds from Operations from unconsolidated entities in which the reporting entity holds an active interest are to be reflected in Funds from Operations on the same basis. The definition of "Funds from Operations" may be modified from time to time to conform to changes in the NAREIT definition but only if such modifications are approved by the independent accounting firm that prepares Borrower's annual audited financial statements.

           "Government Approval" means an approval, permit, license, authorization, certificate, or consent of any Governmental Authority.

           "Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

           "Gross Asset Value" means, with respect to any fiscal quarter: (a) the Stabilized Asset Value, plus (b) the Development Asset Value, plus (c) unrestricted cash and Cash Equivalents (excluding tenant deposits), plus (d) the actual costs of construction in progress, plus (e) Other Real Estate Investments on the balance sheet up to five percent (5%) of Gross Asset Value, plus (f) Eligible Notes Receivable up to $20,000,000, plus (g) the Leased Property Cost. Each of the foregoing amounts shall be calculated with respect to such fiscal quarter or, as applicable, as of the end of such fiscal quarter and, in each case, shall be without duplication. As used in this definition, "Other Real Estate Investments" means other real estate investments shown on the Consolidated Financial Statements. As used in this definition, "Eligible Notes Receivable" means notes receivable from employees that are 100% secured by Borrower's capital stock and are less than ninety (90) days past due.

           "Gross Revenues" means, with respect to any Development Property, Stabilized Property or Leased Property as of the end of any fiscal quarter, all payments and other revenues (exclusive of any payments attributable to sales taxes) received during such fiscal quarter by Borrower or Borrower's property manager from all sources related to the operation of such

Property including, without limitation, rental of such Property, storage rentals, late fees, security deposits (if any, unless required to be segregated), receipts from sales of goods, billboard rentals and other advertising revenue, and tenant reimbursements of expenses.

           "Guaranties" means the Initial Guaranties, Shurgard Texas Limited Partnership Guaranty and the Shurgard Institutional Fund LP II Guaranty, together with any other similar guaranties executed by Subsidiaries of Borrower.

           "Guarantor Consent" means a written consent in substantially the form of Exhibit B hereto executed by each Guarantor (other than Shurgard Institutional Fund LP II) in favor of Agent and Lenders.

           "Guarantors" means the Initial Guarantors, Shurgard Institutional Fund LP II, and Shurgard Texas Limited Partnership, together with any other Persons that may from time to time execute Guaranties in favor of Agent and Lenders.

           "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any obligations of any other Person in any manner, whether direct or indirect, but only to the extent that the guarantied obligations of such other Person constitute "Liabilities" as defined in this Agreement. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Liabilities in respect of which such Guaranty Obligation is made (or, in the case of Guaranty Obligations in the form of letters of credit issued for the account of any Person to support the Liabilities of another Person, the maximum amount available to be drawn under such letter of credit).

           "Hazardous Material" means asbestos, urea formaldehyde, PCBs, nuclear fuel or materials, chemical waste, radon, radioactive materials, explosives, known carcinogens, petroleum products (including crude oil) and any other dangerous, toxic, or hazardous pollutant, contaminant, chemical, material or substance defined as hazardous or as a pollutant or contaminant in, or the release or disposal of which is regulated by, any Environmental Law.

           "Immaterial Subsidiaries" means Shurgard Storage To Go, Inc., a Delaware corporation; and any other wholly owned Subsidiaries of Borrower, other than the Guarantors, the Potential Guarantors and the Excluded Subsidiaries.

           "Impermissible Lien" has the meaning set forth in Section 4.1.

           "Indebtedness" means, with respect to any Person (a) all items of indebtedness or liability which would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which indebtedness is determined in accordance with generally accepted accounting principles; (b) all Liabilities; (c) unfunded pension obligations of such Person; and (d) in the case of Borrower, any and all obligations of Borrower under any of the Operative Agreements (all without duplication of any amounts in this definition of "Indebtedness"). In connection with any provision in this Agreement where the amount of Borrower's obligations under the Operative Agreements must be ascertained (as, for example, in financial covenants relating to Secured Debt or Total Indebtedness), the amount of such obligations shall equal the Leased Property Cost.

           "Indemnified Parties" has the meaning set forth in Section 7.17(a).

           "Initial Building Law Compliance Agreements" means the Certificate and Indemnity Agreement Regarding Compliance with Building Laws dated as of August 19, 1994, the Certificate and Indemnity Agreement Regarding Compliance with Building Laws dated January 31, 1995, in each case executed by Borrower in favor of Seattle-First National Bank as agent for itself and the Original Lenders, and the 1996 Building Law Compliance Agreement.

           "Initial Environmental Agreements" means the Environmental Agreement and Indemnity dated as of August 19, 1994 and the Environmental Agreement and Indemnity dated as of January 31, 1995, in each case executed by Borrower in favor of Seattle-First National Bank as agent for itself and the Original Lenders and the 1996 Environmental Agreement.

           "Initial Guaranties" means the Guaranties dated as of September 9, 1996 executed by the Initial Guarantors in favor of Agent and Lenders.

           "Initial Guarantors" means Shurgard Evergreen Limited Partnership, a Delaware limited partnership and SSC Evergreen, Inc., a Delaware corporation.

           "Initial Maturity Date" has the meaning set forth in the definition of "Revolving Loan Maturity Date."

           "Interest Expense" means, with respect to any fiscal quarter, the sum of all accrued or paid interest costs of Borrower and its Consolidated Subsidiaries during such fiscal quarter, calculated in accordance with generally accepted accounting principles, plus capitalized interest, fees for performance guaranties, fees for letters of credit, and interest and fees relating to any other relevant liabilities of Borrower and its Consolidated Subsidiaries, in each case, accrued or paid during such fiscal quarter and calculated in accordance with generally accepted accounting principles.

           "Interest Rate Notice" shall have the meaning given in Section
2.5(b).

           "Interim Valuation Period" means, with respect to any Stabilized Property or Unencumbered Stabilized Property acquired by Borrower or a Majority Subsidiary, the period of time from the date of such acquisition through the end of the first complete fiscal quarter of Borrower following such acquisition.

           "Lease" has the meaning set forth in the Participation Agreement.

           "Lease Commitment" means Two Hundred Fifty Million Dollars ($250,000,000) except that, during the Commitment Reduction Period (if any), "Lease Commitment" means Two Hundred Million Dollars ($200,000,000).

           "Lease Financing Interest Expense" means: (i) the interest accrued (whether or not paid and irrespective of accounting treatment of such interest) on Tranche A Loans and the Tranche B Loans; plus (ii) "Holder Yield" as defined in the Participation Agreement.

           "Lease Financing Pro Rata Share" means, with respect to any Person, a fraction (expressed as a percentage) whose numerator is the sum of such Person's Lender Commitment plus such Person's Holder Commitment and whose denominator is the sum of all Lender Commitments plus all Holder Commitments. As used in this definition, the terms "Lender Commitment" and "Holder Commitment" shall have the meanings set forth in the Participation Agreement.

           "Lease Financing Rent Expense" has the meaning set forth in Section 7.14.

           "Leased Property" means, as of any given date, any property then being financed under the Operative Agreements.

           "Leased Property Cost" means the sum of the "Property Cost" for all "Property" under, and as those terms are defined in, the Participation Agreement.

           "Lenders" means the financial institutions listed on the signature page of this Agreement, and their respective Successors, and any additional lenders to whom any of the foregoing Lenders assigns its interest in the Loan Documents pursuant to this Agreement.

           "Lessor" means First Security Bank, National Association, and any substitute lessor under the Lease.

           "Liabilities" of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retention of title under agreements with suppliers entered into in the ordinary course of business); (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person; (e) all Guaranty Obligations of such Person; (f) the principal portion of all obligations of such Person under (i) capital leases of real property and (ii) any synthetic lease of real property, any tax retention operating lease of real property, and any off-balance sheet loan or similar off-balance sheet financing product of such Person where, in each case, such transaction relates to real property and is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with generally accepted accounting principles; (g) the maximum amount of all payment, performance and other bonds and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); (h) all preferred stock issued by such Person after the date of the Third Amendment and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date; and (i) with respect to Borrower, all Borrower's obligations (whether contingent or unconditional) to make option payments

(excluding the exercise price) under or related to Shurgard/Fremont Partners I, a Washington general partnership, or Shurgard/Fremont Partners II, a Washington general partnership. The Liabilities of any Person shall include the Liabilities of any partnership or unincorporated joint venture in which such Person is legally obligated.

           "Lien" means, for any person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest.

           "Loan" means the Revolving Loans or, when used in the context of a particular Lender, the Revolving Loans by such Lender.

           "Loan Documents" means this Agreement, the Notes, the Environmental Agreements, the Building Law Compliance Agreements, the Guaranties, the Contribution Agreement and the Fee Letter.

           "Majority Lenders" means two or more Lenders which together have 50.1% or more of the Loan or, if no portion of the Loan is outstanding, of the commitment to make Revolving Loans.

           "Majority Subsidiary" means a Subsidiary that is controlled by Borrower and with respect to which the sum of Borrower's Direct Economic Ownership plus Borrower's Indirect Economic Ownership is 51% or more (but excluding any such Subsidiary (whether or not a Relevant Subsidiary) with respect to which an event has occurred and is continuing which would constitute an Event of Default under Section 9.1(f), Section 9.1(g) or Section 9.1(h) if such Subsidiary were a Relevant Subsidiary). For the purposes of this definition, "controlled by" shall mean the possession directly or indirectly through the ownership of voting interests of the power to direct or cause the direction of the management or policies of such Subsidiary (including, without limitation, the power to declare dividends or other distributions of income).

           "Material Adverse Effect" means, (a) with respect to Borrower, a material adverse effect on or material adverse change in (i) (aa) the business, operations, property, financial condition, liabilities (absolute, accrued, contingent or otherwise) or assets of Borrower, and (bb) the ability of Borrower to perform its obligations under this Agreement, the Notes or any other Loan Documents, or (ii) the rights or remedies of Agent, any Lender or the holder of any Note under this Agreement or any of the other Loan Documents upon the occurrence of an Event of Default; or (b) with respect to any Relevant Subsidiary, a material adverse effect on or material adverse change in (i) (aa) the business, operations, property, financial condition, liabilities (absolute, accrued, contingent or otherwise) or assets of Borrower and Guarantors, taken as a whole, and (bb) the ability of Borrower and Guarantors, taken as a whole, to perform their respective obligations under this Agreement, the Notes or any other Loan Documents, or (ii) the rights or remedies of Agent, any Lender or the holder of any Note under this Agreement or any of the other Loan Documents upon the occurrence of an Event of Default.

           "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

           "Negative Pledge Designation Notice" has the meaning set forth in
Section 4.1.

           "Negative Pledge Properties" means the Designated Negative Pledge Properties together with any additional real property designated by Borrower in accordance with Section 4.1 as constituting one of the Negative Pledge Properties, but not including any of the Designated Negative Pledge Properties or any such subsequently designated real property which no longer constitutes Negative Pledge Property in accordance with Section 4.2.

           "Negative Pledge Removal Request" has the meaning set forth in
Section 4.2.

           "New Loan Documents" means this Agreement, the Notes, the Shurgard Institutional Fund LP II Guaranty, the Guarantor Consents and the Fee Letter.

           "1996 Building Law Compliance Agreement" means the 1996 Certificate and Indemnity Agreement Regarding Compliance with Building Laws dated as of September 9, 1996 executed by Borrower in favor of Agent and Lenders.

           "1996 Environmental Agreement" means the Environmental Agreement and Indemnity dated as of September 9, 1996 executed by Borrower in favor of Agent and Lenders.

           "NOI" means, with respect to any Development Property, Stabilized Property or Leased Property for any fiscal quarter, the Gross Revenues from such Property less (i) usual and customary operating expenses for such Property during such fiscal quarter (which expenses shall include, in the case of any Property subject to a Qualifying Lease, all lease payments thereunder), (ii) management fees equal to 2% of Gross Revenues for such quarter, and (iii) real estate taxes with respect to such Property during such fiscal quarter.

           "Nomura Substitution Date" has the meaning set forth in the First Amended and Restated Loan Agreement.

           "Notes" has the meaning given in Section 2.6.

           "Notice of Borrowing" has the meaning given in Section 2.2.

           "Officer's Certificate" means a certificate executed and delivered on behalf of Borrower by its Chief Financial Officer or his designee.

           "Operative Agreements" has the meaning set forth in the Participation Agreement.

           "Original Agreement" means the Loan Agreement dated as of August 19, 1994 among Borrower, the Original Lenders and Seattle-First National Bank, as agent for the Original Lenders, in the form in which such Loan Agreement was originally executed.

           "Original Lenders" means Seattle-First National Bank, predecessor in interest to Bank of America NW, N.A.; Key Bank of Washington; and West One Bank, Washington, predecessor in interest to U.S. Bank National Association.

           "Participation Agreement" means the Participation Agreement among Lessor, Borrower (as Lessee), various parties identified therein as Guarantors and Lenders, and Bank of America as agent for such Lenders.

           "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.

           "Permitted Encumbrances" means (a) Liens for taxes, assessments, and other governmental charges not then delinquent; (b) any mechanic's, laborer's, materialmen's, supplier's or vendor's lien or other similar statutory lien arising in the ordinary course of business but only if (i) payment is not yet due under the contract giving rise to such lien or (ii) such lien is subject to a bona fide dispute and Borrower has taken whatever actions may be reasonably necessary to prevent a foreclosure of such lien and the resulting sale of any of the Negative Pledge Properties and Borrower causes to be posted a bond equal to one and a half times the amount of such lien; (c) with respect to any given Negative Pledge Property, the Liens identified on Schedule 5 as being Permitted Encumbrances for such Property; (d) nonmonetary encumbrances, restrictions, covenants, conditions, easements, rights-of-way, encroachments, reservations and other similar matters affecting title which, in the aggregate do not materially impair Borrower's use of any Negative Pledge Property and its operation thereon or materially reduce the fair market value thereof; and (e) any other Liens expressly approved by Agent in writing with the consent of Majority Lenders.

           "Person" means any individual, partnership, corporation, business trust, unincorporated organization, joint venture, association, joint stock company, estate, limited liability company, or any governmental entity, department, agency or political subdivision thereof.

           "Plan" shall mean, at any time, an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained by Borrower, any Guarantor or any member of a Controlled Group for employees of Borrower, any Guarantor or any member of a Controlled Group.

           "Potential Guarantors" means SSC Property Holdings, Inc., a Delaware corporation, and any other Subsidiaries designated by Borrower as Potential Guarantors. Any Subsidiary that has been so designated shall remain a "Potential Guarantor" until such time as it becomes a Guarantor.

           "Precluded Subsidiary" means any Potential Guarantor that is bound by a legally enforceable contractual obligation which would be breached by such Subsidiary's execution of, or otherwise becoming bound by, a Guaranty (except that such Subsidiary shall cease to be a Precluded Subsidiary immediately upon its being released from, or otherwise no longer being bound by, such contractual obligation for any reason).

           "Prime Rate" means, on any day, Agent's publicly announced prime rate of interest at its principal office (which prime rate is a reference rate and not necessarily the lowest rate of interest charged by Agent to its prime customers), changing as such prime rate changes.

           "Prime Rate Loan" means any portion of a Loan that bears interest at the Prime Rate.

           "Pro Rata Share" means, with respect to each Lender, the percentage set forth opposite such Lender's signature on the signature pages at the end of this Agreement.

           "Property" means any real or personal property in which Borrower or any Subsidiary now or hereafter holds an ownership or leasehold interest.

           "Qualifying Cash" means unrestricted cash and Cash Equivalents owned by Borrower and held in an account maintained by Agent if, and only if: (i) such account and such cash and Cash Equivalents are free and clear of Liens and (ii) Borrower has designated such cash and Cash Equivalents as Qualifying Cash in writing to Agent; provided, however, that after June 30, 2001, no cash or Cash Equivalents shall constitute "Qualifying Cash" and the amount of "Qualifying Cash" shall be zero.

           "Qualifying Lease" means leases on a maximum of ten percent (10%) of the sum of (a) the number of existing Development Properties plus (b) the number of existing Stabilized Properties so long as such leases create legally enforceable, arms-length leasehold estates with terms of not less than 20 years and are financeable, including, without limitation, leases on the Properties located in Solana Beach, California, and Hillcroft, Texas. For clarification, "Qualifying Leases" shall not include the Lease. A lease shall be deemed "financeable" under this definition of Qualifying Lease if and only if such lease provides protections for a potential leasehold mortgagee ("Mortgagee") which include, among other things (i) that the lease will not be terminated until the Mortgagee has received notice of a default and has had a reasonable opportunity to cure or assume the lease, and fails to do so, (ii) provision for a new lease on the same terms to the Mortgagee as tenant if the lease is terminated for any reason, subject to the Mortgagee's cure of any defaults under Borrower's lease, (iii) non-merger of the fee and leasehold estates, (iv) transferability of the tenant's interest under the lease, without the lessor's prior consent except for reasonable restrictions based on the satisfaction of certain objective criteria, and (v) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of a leasehold mortgage. Notwithstanding the foregoing, the following shall constitute a Qualifying Lease: (1) any Existing Qualifying Lease so long as it continues to satisfy the definition of a Qualifying Lease existing immediately prior to this Third Amended and Restated Loan Agreement; and (2) in addition to the Existing Qualifying Leases, leases with an Unencumbered Property Value of up to $20,000,000 that satisfy all of the foregoing conditions other than (iv) and/or (v). As used herein, "Existing Qualifying Lease" means a lease that is a Qualifying Lease under the definition of Qualifying Lease existing immediately prior to the effective date of this Third Amended and Restated Loan Agreement.

           "Quarterly Compliance Certificate" has the meaning set forth in
Section 7.8(c).

           "Relevant Subsidiaries" means all Consolidated Subsidiaries other than (i) the Immaterial Subsidiaries; (ii) SSC Benelux, Inc., a Delaware corporation; (iii) Shurope SA, a Belgian corporation; (iv) SSC Benelux & Co., SCS, a Belgian corporation; (v) Shurgard Institutional Partners, a Washington general partnership; (vi) Capitol Hill Partners, a Limited

Partnership, a Washington limited partnership; (vii) Shurgard Institutional Fund L.P., a Washington limited partnership; and (viii) Shurgard Institutional Fund LP II; provided, however, in the event that either Shurgard Institutional Fund L.P. or Shurgard Institutional Fund LP II acquires either an ownership or a leasehold interest in any real property after the date hereof, it shall, from and after the date of such acquisition, constitute a "Relevant Subsidiary."

           "Restricted Distributions" means dividends on, or other payment or distributions on account of the purchase, redemption, retirement or other acquisition of, any shares of any class of stock.

           "Revolving Loan Maturity Date" means February 26, 2005, or, if extended pursuant to Section 2.1(b), February 26, 2006 (the "Extended Maturity Date").

           "Revolving Loans" means the Revolving Loans outstanding under the Second Amended and Restated Loan Agreement at the time of the execution and delivery of this Agreement, together with any Revolving Loans made after the execution and delivery hereof but before the Effective Date and any loans made on or after the Effective Date under Section 2.1(a) of this Agreement.

           "S&P" means Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

           "Second Amended and Restated Loan Agreement" has the meaning set forth in the Recitals hereof.

           "Secured Debt" means (a) all Indebtedness of Borrower and its Consolidated Subsidiaries (other than the Revolving Loans) that is secured in whole or in part by any Lien on real property; and (b) all Indebtedness of the Unconsolidated Subsidiaries that is secured in whole or in part by any Lien on real property.

           "Secured Property" has the meaning set forth in the First Amended and Restated Loan Agreement.

           "Shurgard Institutional Fund LP II" means Shurgard Institutional Fund L.P. II, a Washington limited partnership.

           "Shurgard Institutional Fund LP II Guaranty" means the Guaranty Agreement of even date herewith executed by Shurgard Institutional Fund LP II in favor of Agent and Lenders in substantially the form of Exhibit F hereto.

           "Shurgard Texas Limited Partnership Guaranty" means the Guaranty Agreement dated as of January 30, 1998 executed by Shurgard Texas Limited Partnership in favor of Lenders and Agent.

           "Stabilized Asset Value" means, with respect to any fiscal quarter, the NOI for all Properties that were Stabilized Properties as of the end of such fiscal quarter multiplied by 4 and divided by a capitalization rate of 9.25% (adjusted for property acquisitions and dispositions as set forth in this definition). If Borrower or a Majority Subsidiary acquires a Property that qualifies as a Stabilized Property, then Stabilized Asset Value shall, as of the end of the fiscal quarter during which such Property is acquired, be increased by the acquisition price of such Property. Any such increase for the acquisition of a Stabilized Property shall remain in effect only until the end of the applicable Interim Valuation Period at which time the method of valuation set forth in the first sentence of this definition shall determine the increase in "Stabilized Asset Value" resulting from such acquisition. If Borrower or a Majority Subsidiary disposes of a Stabilized Property, then Stabilized Asset Value shall, as of the end of the fiscal quarter during which such Property is disposed of, be reduced by an amount equal to the Stabilized Asset Value for such Property as of the end of the immediately preceding fiscal quarter.

           "Stabilized Property" means any mini-storage facility (including property number 48015 Fife Business Park and property number 48042 Lakewood 512) located in the United States that appears on the Consolidated Financial
Statements: (i) with respect to which a certificate of occupancy has been issued by the applicable Governmental Authority, and (ii) that has been open for business for more than 24 months, together with any Development Property designated by Borrower as Stabilized Property; provided, however, that Borrower may designate a Development Property as a Stabilized Property only if the Unencumbered Stabilized Asset Value of such Property is greater than the cost of such Property.

           "Subsidiary" shall mean any Person of which Borrower directly or indirectly holds 10% or more of any voting class of ownership interest.

           "Successor" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

           "Tax" means, for any person, any tax, assessment, duty, levy, impost or other charge imposed by any Governmental Authority on such person or on any property, revenue, income, or franchise of such person and any interest or penalty with respect to any of the foregoing.

           "Third Amended and Restated Loan Agreement" has the meaning set forth in the Recitals hereof.

           "Third Amendment" means the Third Amendment to Second Amended and Restated Loan Agreement dated as of March 31, 2000 among Lenders, Agent and Borrower.

           "Total Indebtedness" has the meaning set forth in Section 7.12.

           "Total Utilization" means, as of any date, the sum of: (i) the then-outstanding aggregate principal amount of all Revolving Loans; plus (ii) the sum of the Leased Property Cost plus the aggregate of all Construction Budgets (without duplication with Leased Property Cost), in each case, as of such date.

           "U.S. Bank" means U.S. Bank National Association, a national banking association, and any Successor.

           "Unconsolidated Subsidiary" means any Subsidiary other than a Consolidated Subsidiary.

           "Unencumbered Development Asset Value" means, as of any measurement date, the actual cost basis of all Properties that were Unencumbered Development Properties as the end of the fiscal quarter immediately preceding such measurement date.

           "Unencumbered Development Property" means any Development Property that is (i) a Negative Pledge Property, and (ii) 100% owned by Borrower.

           "Unencumbered Property Value" means, as of any measurement date: (i) Unencumbered Stabilized Asset Value as of such date; plus (ii) Unencumbered Development Asset Value as of such date plus the Leased Property Cost as of such date (except that, for the purpose of calculating "Unencumbered Property Value," the amount in this clause (ii) shall not exceed 25% of the total Unencumbered Property Value); plus (iii) unrestricted cash and Cash Equivalents (excluding Qualifying Cash).

           "Unencumbered Stabilized Asset Value" means, with respect to any fiscal quarter, Unencumbered Stabilized NOI during such fiscal quarter multiplied by 4 and divided by a capitalization rate of 9.25% (adjusted for property acquisitions and dispositions).

           "Unencumbered Stabilized NOI" means, with respect to any fiscal quarter, the sum of (i) the NOI of all Properties that, as of the end of such fiscal quarter, were Unencumbered Stabilized Properties 100% owned by Borrower; plus (ii) in the case of Unencumbered Stabilized Properties that, as of the end of such fiscal quarter, are at least 80% (but less than 100%) owned and effectively controlled by Borrower or by a Guarantor that is a Majority Subsidiary, a percentage of the NOI from such Properties equal to Borrower's or such Guarantor's percentage ownership thereof, except that the total amount under this clause (ii) shall not exceed 7.5% of the total Unencumbered Stabilized NOI for purposes of calculating "Unencumbered Stabilized NOI."

           "Unencumbered Stabilized Property" means a Stabilized Property that is a Negative Pledge Property.

           "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all non-forfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan using the actuarial assumptions used to fund such Plan, but only to the extent that such excess represents a potential liability of Borrower or any member of a Controlled Group to the PBGC or the Plan under Title IV of ERISA.

           "Unsecured Liabilities" means all Liabilities to the extent not secured by a Lien on any property of Borrower or any Consolidated Subsidiary.

           "Unused Fee" has the meaning given in Section 2.8(a).

        SECTION 1.2 GENERAL PRINCIPLES APPLICABLE TO DEFINITIONS. Definitions given herein shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to "he" or "it" shall be applicable to persons whether masculine, feminine or neuter. References herein to any document including, but without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended. References herein to a "person" or "persons" shall be deemed to be references to an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency or any other entity. References herein to any section, subsection, schedule or exhibit shall, unless otherwise indicated, be deemed a reference to sections and subsections within and schedules and exhibits to this Agreement.

        SECTION 1.3 ACCOUNTING TERMS. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles. Unless otherwise indicated, any reference to a "fiscal quarter" shall mean a fiscal quarter of Borrower.

                                    ARTICLE 2

                                    THE LOANS

        SECTION 2.1 THE LOANS

           (a) PRO RATA REVOLVING CREDIT. Subject to the terms and conditions of this Agreement, each Lender hereby severally agrees during the period from the Effective Date until the Revolving Loan Maturity Date (the "Commitment Period") to make Revolving Loans duly requested hereunder to Borrower in amounts equal to such Lender's Pro Rata Share of each requested Revolving Loan provided that the aggregate amount of the Revolving Loans requested does not exceed the Available Amount and, after giving effect to any requested Revolving Loan: (i) the outstanding aggregate principal amount of all Revolving Loans will not exceed the Commitment; (ii) the Total Utilization will not exceed the Commitment; (iii) the outstanding principal amount of such Lender's Revolving Loans will not exceed such Lender's Pro Rata Share of the Commitment; and (iv) the sum of the outstanding principal amount of such Lender's Revolving Loans plus an amount equal to such Lender's Lease Financing Pro Rata Share of the sum of the Leased Property Cost plus the aggregate of all Construction Budgets (without duplication with Leased Property Cost) will not exceed such Lender's Pro Rata Share of the Commitment. Each Lender's commitment to lend set forth in this
Section 2.1(a) is for a revolving credit, and within the amounts and times specified herein, Borrower may pay, repay and reborrow.

           (b) EXTENSION OF REVOLVING COMMITMENT TERM. Subject to the terms and conditions of this Agreement, each Lender agrees that Borrower may, upon not less than sixty (60) days prior written notice to Agent and each Lender, extend the Commitment Period and the Revolving Loan Maturity Date from the Initial Maturity Date to the Extended Maturity Date, except that any such extension shall be subject to the approval of all Lenders. To be effective, such notice must be given no earlier than nine (9) months and no later than twelve (12) months after the date of this Agreement. During such extension period, the Revolving Loans described in Sections 2.1(a) shall continue to constitute a revolving credit and, subject to the limits set forth in this Agreement, Borrower may pay, prepay and reborrow. Notwithstanding the foregoing, Borrower shall have the right to extend the Commitment Period and the Revolving Loan Maturity Date pursuant to this Section 2.1(b) only if, on the date of such request of extension and on the final day of the then-effective Commitment Period, no Default or Event of Default shall have occurred and be continuing, and the representations and warranties of Borrower in Article 6 shall be true on and as of such date with the same force and effect as if made on and as of such date.

           (c) REDUCTION OF COMMITMENT. Borrower may, at it option, reduce the Commitment to Three Hundred Million Dollars ($300,000,000) by giving written notice to that effect to Agent during the period from and including October 1, 2001 through and including March 31, 2002 (on which later date, Borrower's option under this Section 2.1(c) shall lapse if no such notice has been given). Once reduced, the Commitment shall remain Three Hundred Million Dollars ($300,000,000) through the end of the Commitment Period. The period of time between any such reduction and the end of the Commitment Period is referred to as the "Commitment Reduction Period."

        SECTION 2.2 NOTICE OF BORROWING. For each requested Revolving Loan, Borrower shall give Agent prior notice (a "Notice of Borrowing"): (i) specifying the date of a requested borrowing (which must be a Business Day) and the amount thereof; and (ii) setting forth the Available Amount as of the date of such notice and showing the manner in which such amount was calculated. Each Notice of Borrowing shall be in writing and shall be signed by a duly authorized representative of Borrower. Borrower shall provide Agent a list of persons authorized to sign Notices of Borrowing on behalf of Borrower together with specimen signatures of such persons. Borrower may modify such list of authorized signers from time to time by giving written notice of such modification to Agent and shall promptly notify Agent in writing if any person on such list ceases to be such an authorized signer. Until Agent receives written notice from Borrower to the contrary, Agent shall be entitled to treat as authentic and duly authorized any Notice of Borrowing that purports to be signed by any person on the then-current list of authorized signers. Each such written Notice of Borrowing shall be in substantially the form of Exhibit C hereto. Except as otherwise required in Section 2.5(b) with respect to Eurodollar Loans, Borrower may give a Notice of Borrowing prior to 11:00 a.m. (Seattle time) on the Business Day immediately preceding the Business Day that Borrower requests that the Revolving Loan be made. Each Notice of Borrowing shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that, as of the date of such notice, (a) the statements set forth in Article 6 are true and correct, (b) no Default or Event of Default has occurred and is continuing or will result from disbursement of the requested Revolving Loan, and (c) the person signing such Notice of Borrowing is duly authorized to do so. Each Revolving Loan requested by Borrower under this Section 2.2 shall be in an amount of not less than $1,000,000. On receipt of a Notice of Borrowing, Agent shall promptly notify each Lender by telephone, telex or telefax of the date of the requested borrowing and the amount thereof. Each Lender shall before 1:00 p.m. (Seattle time) on the date of the requested borrowing, pay such Lender's Pro Rata Share of the aggregate principal amount of the requested borrowing in immediately available funds to Agent at its Credit Services department, Concord, California. Upon fulfillment to Agent's satisfaction of the applicable conditions set forth in Article 5, and after receipt by Agent of such funds, Agent will promptly make such funds available to Borrower by depositing them to Borrower's Bank Account and any funds so deposited shall be presumed to be for the benefit of Borrower.

        SECTION 2.3 AGENT'S RIGHT TO FUND. In the event that, prior to making the requested borrowing available to Borrower, Agent has received from any Lender a confirmation that such Lender's Pro Rata Share of the requested Revolving Loan has been sent to Agent by wire transfer together with the wire transfer sequencing numbers related thereto, Agent may assume that such Lender has made such funds available on the date such Revolving Loan is to be made in accordance with Section 2.2 and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that Agent has not, for any reason, received such corresponding amount by the close of business on the day such amount was to be made available, such Lender shall pay to Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the Federal Funds Rate. In the event Agent does not receive such amount from such Lender within one (1) Business Day after Agent's demand therefor, then Borrower agrees to pay Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to Agent, at the Applicable Interest Rate. Any such repayment by Borrower shall be without prejudice to any rights it may have against the Lender that has failed to make available its funds for any requested borrowing. As used herein "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

        SECTION 2.4 REPAYMENT OF PRINCIPAL.

           (a) SCHEDULED REPAYMENTS. Borrower shall repay the principal amount of the Revolving Loans on or before the Revolving Loan Maturity Date.

           (b) MANDATORY PREPAYMENTS. If at any time or for any reason, the Available Amount is less than zero, then Borrower shall immediately cause the Available Amount to be greater than or equal to zero by (i) making one or more principal repayments of the Revolving Loans and/or (ii) causing one or more mini-storage facilities of Borrower or a Majority Subsidiary to become an additional Negative Pledge Property in accordance with Section 4.1 and/or (iii) increasing the amount of Qualifying Cash.

        SECTION 2.5 INTEREST ON LOANS.

           (a) GENERAL PROVISIONS. Borrower agrees to pay to Lenders interest on the unpaid principal amount of the Loan from the date hereof until the Loan shall be due and payable at a per annum rate equal to the Applicable Interest Rate. Interest on any past due amount of the Loan (whether at maturity, upon acceleration, mandatory prepayment or otherwise) shall accrue, at a per annum rate equal to three percent (3%) above the Prime Rate. Accrued but unpaid interest on the Eurodollar Loan shall be paid in arrears on the last day of the Applicable Interest Period and, in addition, for each Eurodollar Loan having an Applicable Interest Period longer than three months, at the end of the first three months of such Applicable Interest Period. Accrued but unpaid interest on the Prime Rate Loan shall be paid in arrears on the first Business Day of each calendar month and at the Revolving Loan Maturity Date. Notwithstanding the foregoing, accrued interest on the Loan shall be payable on demand after the occurrence of an Event of Default. Computations of interest shall be made on the basis of a year of three hundred sixty (360) days for Eurodollar Loans, and on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days, as the case may be) for Prime Rate Loans, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

           (b) SELECTION OF ALTERNATIVE RATES.

               (1) Borrower may, on at least three Eurodollar Business Days' prior notice, elect to have interest accrue on any Revolving Loan or any portion thereof or on all or any portion of the Loan already outstanding at the Adjusted Eurodollar Rate for an Applicable Interest Period. Such notice (herein, an "Interest Rate Notice") shall be given in writing and shall be deemed delivered when received by Agent except that an Interest Rate Notice received by Agent after 11:00 a.m., Seattle time, on any Business Day, shall be deemed to have been delivered or received on the next Business Day. Each written Interest Rate Notice shall be in substantially the form of Exhibit D hereto. Any such Interest Rate Notice shall be irrevocable and shall constitute a representation and warranty by Borrower that as of the date of such Interest Rate Notice, the statements set forth in Article 6 are true and correct and that no Default or Event of Default has occurred and is continuing or will result from disbursement of the requested loan.

               (2) The ability of Borrower to select the Adjusted Eurodollar Rate to apply to the Loan or any portion thereof shall be subject to the following conditions: (i) no more than ten (10) Eurodollar Loans may be outstanding at any single time; (ii) the Adjusted Eurodollar Rate may not be selected for any portion of the Loan which is already accruing interest at the Adjusted Eurodollar Rate unless such selection is only to become effective at the maturity of the Applicable Interest Period then in effect; (iii) Agent shall not have given notice pursuant to Section 2.5(c) that the Adjusted Eurodollar Rate selected by Borrower is not available; (iv) no Default or Event of Default shall have occurred and be continuing; and (v) if Borrower elects to have some portion (but less than all) of the Loan accrue interest at the Adjusted Eurodollar Rate, such election shall cause a portion of each Lender's outstanding Loan to accrue interest at such rate in proportion to their respective Funded Pro Rata Shares.

               (3) In the absence of an effective request for the application of the Adjusted Eurodollar Rate, the Loan or the remaining portions thereof shall accrue interest at the Prime Rate.

               (4) The Interest Rate Notice may be given with and contained in any Notice of Borrowing provided that the requisite number of days for prior notice for both the borrowing and the selection of the Adjusted Eurodollar Rate shall be satisfied.

               (5) If Borrower delivers an Interest Rate Notice with any Notice of Borrowing for a Revolving Loan and Borrower thereafter declines to take such Revolving Loan or a condition precedent to the making of such Revolving Loan is not satisfied or waived, Borrower shall indemnify Agent and each Lender for all losses and any costs which Agent or any Lender may sustain as a consequence thereof including, without limitation, the costs of reemployment of funds at rates lower than the cost to Lenders of such funds. A certificate of Agent or any Lender setting forth the amount due to it pursuant to this Section 2.5(b)(5) and the basis for, and the calculation of, such amount shall be prima facie evidence of the amount due to it hereunder, absent a showing by Borrower of manifest error. Payment of the amount owed shall be due within 15 days after Borrower's receipt of such certificate.

           (c) UNAVAILABLE ADJUSTED EURODOLLAR RATE. If, for any reason, any Lender determines that a fair and adequate means does not exist for establishing the Adjusted Eurodollar Rate or that the making or continuation of any Eurodollar Loan by such Lender has become unlawful, then such Lender may give notice of that fact to Agent and Borrower and such determination shall become conclusive and binding absent manifest error. After such notice has been given and until the Lender notifies Borrower and Agent that the circumstances giving rise to such notice no longer exist, such rate shall no longer be available. Any subsequent request by Borrower to have interest accrue at such rate shall be deemed to be a request for interest to accrue at the Prime Rate unless Borrower elects to select another Applicable Interest Rate which is not unavailable and gives the requisite number of days notice to select such rate. If the Lender shall thereafter determine to permit borrowing at such rate, the Lender shall notify Borrower and Agent in writing of that fact, and Borrower shall then once again become entitled to request that such rate apply to the Loans in accordance with Section 2.5(b) hereof.

           (d) COMPENSATION FOR INCREASED COSTS. In the event that after the date hereof any change occurs in any applicable law, regulation, treaty or directive or interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof, or any condition is imposed by any Governmental Authority after the date hereof or any change occurs in any condition imposed by any Governmental Authority on or prior to the date hereof which:

               (i) Subjects any Lender to any Tax (other than any Tax measured by a Lender's net income or gross revenues), or changes the basis of taxation of any payments to any Lender on account of principal of or interest on any Eurodollar Loan, the Notes (to the extent the Notes evidence a Eurodollar Loan) or fees in respect of the Lender's obligation to make Eurodollar Loans or other amounts payable with respect to its Eurodollar Loans; or

               (ii) Imposes, modifies or determines to be applicable any reserve, deposit or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, any office of the Lender in connection with its Eurodollar Loans to the extent the amount of which is in excess of, or was not applicable at the time of computation of, the amounts provided for in the definition of such Eurodollar Loan; or

               (iii) Affects the amount of capital required to be maintained by banks generally or corporations controlling banks and any Lender determines the amount by which the Lender or any corporation controlling the Lender is required to maintain or increase its capital is increased by, or based upon, the existence of this Agreement or of the Lender's Eurodollar Loans or commitment to make Eurodollar Loans hereunder;

               (iv) Imposes upon any Lender any other condition with respect to its Eurodollar Loans or its commitment to make Eurodollar Loans;

which, as a result thereof, (1) increases the cost to any Lender of making or maintaining its Loans or its commitment to lend hereunder, or (2) reduces the net amount of any payment received by any Lender in respect of its Loans (whether of principal, interest, commitment fees or otherwise), or (3) requires the Lender to make any payment on or calculated by reference to the gross amount of any sum received by it in respect of its Eurodollar Loans, in each case by a material amount, then and in any such case Borrower shall pay to Agent for the account of such Lender on demand such amount or amounts as will compensate such Lender for any increased cost, deduction or payment actually incurred or made by such Lender. The demand for payment by any Lender shall be delivered to both Agent and Borrower and shall state the subjection or change which occurred or the Tax, reserve, deposit or capital requirements or other conditions which have been imposed upon such Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the manner in which such amount has been calculated. Any such demand for payment shall be accompanied by an Officer's Certificate from the affected Lenders stating that the amount assessed against Borrower with respect to such Lender's Eurodollar Loans is not greater than Borrower's pro rata share of the amount assessed against all such Lender's Eurodollar Loans (such pro rata share equaling a fraction whose numerator is the aggregate amount of Borrower's Eurodollar Loans from such Lender and whose denominator is total amount of all such Lender's Eurodollar Loans that are subject to the increased costs, reduction in payment or additional payment referred to in clauses (1),
(2) or (3) above). The statement of any Lender as to the additional amounts payable pursuant to this Section 2.5(d) shall be, absent manifest error, prima facie evidence of the amounts due hereunder.

        The protection of this Section 2.5(d) shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the relevant law, regulation, treaty, directive, condition or interpretation thereof provided that no amount shall be owing under this Section 2.5(d) to the extent it is caused or triggered by such Lender's negligence or willful misconduct. In the event that Borrower pays any Lender the amount necessary to compensate such Lender for any charge, deduction or payment incurred or made by such Lender as provided in this Section 2.5(d) and such charge, deduction or payment or any part thereof is subsequently returned to the Lender as a result of the final determination of the invalidity or inapplicability of the relevant law, regulation, treaty, directive or condition, then such Lender shall remit to Borrower the amount paid by Borrower which has actually been returned to the Lender (together with any interest actually paid to the Lender on such returned amount). Borrower shall not be obligated to pay any amount under this Section 2.5(d) with respect to any Applicable Interest Period prior to the Applicable Interest Period during which the affected Lender provides notice to Borrower that such additional payment shall be assessed.

        SECTION 2.6 NOTES. Each Lender's Revolving Loans shall be evidenced by a promissory note of Borrower substantially in the form attached to this Agreement as Exhibit A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10 and A-11 as
applicable, payable to the order of
such Lender, in the face amount of such Lender's Pro Rata Share of the Commitment (the "Notes"). Agent is hereby authorized to record the date and amount of the Revolving Loans each Lender makes, the Applicable Interest Rate, the Applicable Interest Period and the date and amount of each payment of principal and interest thereon on a schedule annexed to or kept in respect of the Notes. Any such recordation by Agent shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of Borrower hereunder or under the Notes.

        SECTION 2.7 MANNER OF PAYMENTS.

           (a) PLACE AND FORM OF PAYMENTS. All payments of principal and interest on the Loan and all other amounts payable hereunder or under any other Loan Document by Borrower to Agent or any Lender shall be made by paying the same, without setoff or deduction, in United States Dollars and in immediately available funds to Agent at its Credit Services department, Concord, California not later than 12:00 noon, Seattle time, on the date on which such payment shall become due.

           (b) PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment hereunder or under any other Loan Document shall be stated to be due or whenever the last day of any Applicable Interest Period would otherwise occur on a day other than a Business Day, such payment shall be made and the last day of such Applicable Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in the computation and payment of interest or commitment fees, as the case may be, unless, in the case of an Applicable Interest Period with respect to a Eurodollar Loan, such extension would cause such payment to be made or the last date of such Applicable Interest Period to occur in the next following calendar month, in which case such payment shall be made and the last day of such Applicable Interest Period shall occur on the next preceding Business Day.

           (c) ORDER OF APPLICATION. Any payment or other amount received by Agent in respect of the Loan shall be applied in the following order (i) first, to Agent's annual administrative fee set forth in the Fee Letter and to expenses or indemnities then due and owing to Agent pursuant to the terms hereof; (ii) second, to any other fees of Agent and any fees, expenses or indemnities owing to any Lender pursuant to the terms hereof (if such payment or other amount is insufficient to satisfy all such fees, expenses and indemnities, then each Lender shall receive its pro rata share of such amounts calculated in accordance with the amount of such fees, expenses and indemnities owing to each Lender);
(iii) third, to accrued and unpaid interest then due and owing on the Revolving Loans (to be distributed by Agent to the Lenders in accordance with their respective Funded Pro Rata Shares); (iv) fourth, to the remaining unpaid principal amount of the Loan (to be distributed by Agent to Lenders in accordance with their respective Funded Pro Rata Shares); and (v) fifth, to any other amounts owing under the Loan Documents (to be distributed by Agent to Lenders in accordance with their respective Funded Pro Rata Shares).

        SECTION 2.8 FEES

           (a) UNUSED FEE. On the first day of each fiscal quarter of Borrower, Borrower shall pay to Agent for the account of Lenders in accordance with their Pro Rata Shares a fee (the "Unused Fee") equal to the following percentage of the Average Unused Portion of the Commitment: (a) during any period when Borrower's Debt Rating is less than BBB/Baa2, 0.25% per annum; and (b) during any period when Borrower's Debt Rating is BBB/Baa2 or better, 0.2% per annum. If at any time there is a split of one or more of the pricing levels between the Borrower's Debt Ratings from S&P and Moody's, the Unused Fee shall be determined by (i) if Borrower has a Debt Rating from Fitch and such rating by Fitch is equivalent to the higher of the two other Debt Ratings, such higher Debt Rating (i.e., the lower pricing) or (ii) if the Debt Rating for Borrower from Fitch is not equivalent to the higher of the two other Debt Ratings or if there is no Debt Rating for Borrower from Fitch, the lower of the two other Debt Ratings (i.e., the higher pricing). As used herein, "Average Unused Portion of the Commitment" means, with respect to the first day of any fiscal quarter, the Commitment minus the sum of outstanding principal amount of all Revolving Loans plus the Leased Property Cost as of the end of the close of business on each date during the immediately preceding fiscal quarter divided by the number of days in such fiscal immediately preceding quarter.

           (b) FEE LETTER. Borrower shall pay all fees and other amounts that it is required to pay under the Fee Letter to such parties, in such amounts and on such dates as are provided by the Fee Letter.

        SECTION 2.9 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment in respect of the obligations under the Loan Documents (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) in excess of the amount it would have received if all payments had been made directly to Agent and apportioned in accordance with the terms of
Section 2.7(c)(iii) through 2.7(c)(vii), such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them to Borrower as may be necessary to cause such excess payment to be apportioned in accordance with the terms of Section 2.7(c)(iii) through 2.7(c)(vii); provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered by the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Agent's books and records shall constitute prima facie evidence of the accuracy of the information recorded therein and any statement by Agent calculating the amount due from any Lender shall be prima facie evidence thereof absent a showing by such Lender of manifest error.

        SECTION 2.10 PREPAYMENTS. Prime Rate Loans may be repaid at any time without penalty or premium. If a Eurodollar Loan is paid prior to the end of the Applicable Interest Period, a prepayment fee calculated in the manner set forth in Schedule 2 shall be assessed and paid at the time of such payment. Such fee shall be calculated by Agent, and such calculation shall be binding evidence of the amount due hereunder absent a showing by Borrower of manifest error. Such fee shall apply in all circumstances where a Eurodollar Loan is paid prior to the end of the Applicable Interest Period, regardless of whether such payment is voluntary, mandatory (including, without limitation, payments required pursuant to Section 2.4(b)) or the result of Agent's or Lenders' collection efforts.

                                   ARTICLE 3

                                    SECURITY

        As contemplated by Section 3.5 of the First Amended and Restated Loan
Agreement: (i) the Nomura Substitution Date and the Collateral Release Date occurred on or before March 31, 1997; (ii) the liens of the Deeds of Trust were released and the Secured Property became Negative Pledge Property; (iii) the Environmental Agreements and the Building Law Compliance Agreements remain in effect; and (iv) all references to "Lenders" in the Environmental Agreements and the Building Law Compliance Agreements the mean all of the Lenders as defined herein.

                                    ARTICLE 4

                           NEGATIVE PLEDGE PROPERTIES

        SECTION 4.1 ADDITIONS TO NEGATIVE PLEDGE PROPERTIES. Borrower may, from time to time, give written notice (a "Negative Pledge Designation Notice") to Agent of Borrower's intent that one or more additional Development Properties or Stabilized Properties will become Negative Pledge Properties, but only if each such Property is located in the United States. Each such proposed Property shall constitute an additional Negative Pledge Property from and after the effective date of such addition designated in the related Negative Pledge Designation Notice. Each Negative Pledge Designation Notice shall constitute a representation and warranty by Borrower that, as of the date of such notice and as of the effective date designated in such notice, no Default or Event of Default has occurred and is continuing. Upon such Property becoming a Negative Pledge Property and without any further action by any party, such Property shall immediately become part of the "Property" covered by (and as that term is defined in) the New Environmental Agreement and the New Building Law Compliance Agreement. Borrower shall, if so requested by Agent, execute a separate Environmental Agreement and/or Building Law Compliance Agreement as further evidence of such coverage, but Agent's failure to request or Borrower's failure to execute such separate agreements shall not in any way impair the automatic coverage of such Property by the existing agreements in accordance with the immediately preceding sentence. Notwithstanding the foregoing requirement that no Default or Event of Default has occurred and Borrower's representation and warranty under Section 6.12 hereof that all Negative Pledge Property be free and clear of any Lien other than Permitted Encumbrances (an "Impermissible Lien"), Borrower may designate a Property as a Negative Pledge Property at a time when such Property is subject to an Impermissible Lien under the following circumstances: (i)Borrower or a Majority Subsidiary wishes to purchase such Property and simultaneously to designate it as a Negative Pledge Property; (ii) Borrower wishes to borrow under this Agreement some or all of the purchase price of such Property and inclusion of such Property in the calculation of Available Amount is necessary to permit such borrowing; (iii) all obligations secured by such Impermissible Lien shall be paid in full substantially simultaneously with Borrower's or such Majority Subsidiary's purchase thereof; (iv) all documentation necessary to effect the release of such Impermissible Lien and to effect its removal from the public record has been duly executed and either deposited in an independent escrow or delivered to Borrower (copies of which documentation Borrower shall forward to Agent no later than five days after the date when Borrower designates such Property as a Negative Pledge Property); and (v) such escrow agent or Borrower, as the case may be, has the unconditional right and obligation to deliver, record or file (as applicable) such Lien release documentation (subject only to the payment of a specified amount which amount will be paid with the borrowed and/or other immediately available funds). In such circumstances, such Property may be treated as a Negative Pledge Property for purposes of the applicable Notice of Borrowing even though such Property may technically be subject to such Impermissible Lien at the time Borrower give such Notice of Borrowing to Agent.

           SECTION 4.2 REMOVAL OF NEGATIVE PLEDGE PROPERTIES. Agent shall, from time to time upon Borrower's written request therefor (a "Negative Pledge Removal Request") accompanied by a Notice of Borrowing (whether or not funds are requested) which includes a corresponding adjustment of the Available Amount, remove one or more of the Negative Pledge Properties from their status as Negative Pledge Properties provided that: (a) at no time between Agent's receipt of such Negative Pledge Removal Request and the effective date of such removal does a Default or Event of Default occur or exist (other than a Default or an Event of Default which will cease to exist upon giving effect to such removal);
(b) the Available Amount is not then less than zero and giving effect to such removal would not cause the Available Amount to be less than zero; (c) the Unencumbered Property Value, after such removal, will exceed $800,000,000; and
(d)(i) the purpose for the removal of such Negative Pledge Property is the sale of all or a portion thereof and such Property is in fact sold in an arm's length transaction at a price determined to be adequate in the reasonable business judgment of the Borrower, (ii) for reasons beyond Borrower's control, the Property becomes subject to one or more Impermissible Liens and therefore fails to qualify as an Negative Pledge Property, (iii) to the extent the inclusion of such Property within the Negative Pledge Property causes a breach under any provision of the Environmental Agreements or the Building Law Compliance Agreements, (iv) the Property is one of a maximum of two properties per year not subject to either (i), (ii) or (iii) above, or (v) Borrower has received prior written consent from Agent. Each Negative Pledge Removal Request shall constitute a representation and warranty by Borrower that, as of the date of and upon giving effect to such request, no Default or Event of Default has occurred and is continuing and the other conditions to such removal under this Section
4.2 have been satisfied.

                                   ARTICLE 5

                               CONDITIONS TO LOANS

        SECTION 5.1 CONDITIONS TO INITIAL REVOLVING LOAN. In addition to the conditions set forth in Section 5.2, the obligation of each Lender to make the initial Revolving Loan on or after the date of this Agreement, and the obligation of Agent on or after the date of this Agreement to disburse the proceeds of such Revolving Loan, are subject to fulfillment of the following conditions precedent prior to the initial Revolving Loan:

           (a) NEW LOAN DOCUMENTS. The New Loan Documents shall have each been duly executed and delivered by the respective parties thereto.

           (b) CORPORATE CERTIFICATES. Agent shall have received all of the following, each reasonably satisfactory to it in form and substance:

               (i) The Articles of Incorporation, the Limited Liability Agreement or other foundational documents of Borrower and each of the Guarantors, certified by an authorized officer of Borrower or such Guarantor, as the case may be;

               (ii) The Bylaws of Borrower and each of the Guarantors certified by an authorized officer of Borrower or such Guarantor, as the case may be;

               (iii) Certified copies of the resolutions adopted by the board of directors of Borrower authorizing the execution, delivery and performance of the New Loan Documents to which Borrower is a party; and certified copies of the resolutions adopted by the boards of directors or other applicable management bodies of each of the Guarantors authorizing the execution, delivery and performance of the New Loan Documents to which such Guarantor is a party;

               (iv) An incumbency certificate describing the office and identifying the specimen signatures of the individuals authorized to sign the New Loan Documents on behalf of Borrower or the Guarantors, as the case may be; and

               (v) A Certificate of Good Standing (or its equivalent) dated as of a recent date issued by the Secretary of State of the State of Washington in respect of Borrower and a Certificate of Good Standing (or its equivalent) dated as of a recent date issued by the Secretary of State of the state of incorporation or formation of each Guarantor in respect of such Guarantor.

           (c) LEGAL OPINION. Agent shall have received the legal opinion of the law firm of Perkins Coie, as counsel to Borrower addressed to Agent and Lenders in substantially the form of Exhibit E hereto.

           (d) CERTIFICATE. Agent shall have received an Officer's Certificate from Borrower as to the accuracy of Borrower's representations and warranties set forth in Article 6 and as to the absence of any Default or Event of Default.

           (e) FEES AND EXPENSES. Agent shall have received from Borrower all amounts due under this Agreement on or prior to the date of such initial Revolving Loan, including, without limitation, the fees due under Section 2.8(b) and, if requested by Agent, legal fees and expenses as specified in Section 7.10.

           (f) INSURANCE. Agent shall have received evidence reasonably satisfactory to it that all insurance required by Section 7.7 of this Agreement is in full force and effect.

        SECTION 5.2 CONDITIONS TO ALL LOANS. The obligation of each Lender to make any Revolving Loan (including the initial Revolving Loan) on or after the date of this Agreement, and the obligation of Agent on or after the date of this Agreement to disburse Loan proceeds, are subject to fulfillment of the following conditions precedent:

           (a) PRIOR CONDITIONS. All of the conditions set forth in Section 5.1 shall have been satisfied.

           (b) NOTICE OF BORROWING. Agent shall have received the Notice of Borrowing in respect of such Loan.

           (c) NO DEFAULT. At the date of such Revolving Loan, no Default or Event of Default shall have occurred and be continuing or will have occurred as the result of the making of such Revolving Loan; and the representations and warranties of Borrower in Article 6 shall be true on and as of such date with the same force and effect as if made on and as of such date.

           (d) OTHER INFORMATION. Agent and each Lender shall have received such other statements, opinions, certificates, documents and information as it may reasonably request in order to satisfy itself that the conditions set forth in this Section 5.2 have been fulfilled.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants to Agent and Lenders as follows:

        SECTION 6.1 EXISTENCE AND POWER. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington and is qualified to do business in each and every state where it owns any Negative Pledge Property. Each of the Guarantors is organized in the form stated on Schedule 4 and is validly existing and in good standing under the laws of the state of its formation as indicated therein and is qualified to do business in every state where it owns any Applicable Property. Borrower and each Guarantor is also duly qualified to do business in each other jurisdiction where the nature of its activities or the ownership of its properties requires such qualification except where the failure to be qualified would not have a Material Adverse Effect. Borrower has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets and to execute, deliver and perform each of the Loan Documents.

        SECTION 6.2 AUTHORIZATION. The execution, delivery and performance by Borrower of the Loan Documents and any borrowing hereunder, have been duly authorized by all necessary corporate action of Borrower, and do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of Borrower except such as have been obtained (certified copies thereof having been delivered to Agent), do not contravene any law, regulation, rule or order binding on it or its Articles of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Borrower is a party or by which Borrower, or any of its properties, may be bound or affected. The execution, delivery and performance by each

Guarantor of the Contribution Agreement and the Guaranty to which it is a party have been duly authorized by any necessary corporate, partnership or company action of such Guarantor, and do not require any shareholder, partner or member approval or the approval or consent of any trustee or the holders of any Indebtedness of such Guarantor except such as have been obtained (certified copies thereof having been delivered to Agent), do not contravene any law, regulation, rule or order binding on such Guarantor or its organizational documents and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which such Guarantor is a party or by which such Guarantor, or any of its properties, may be bound or affected.

        SECTION 6.3 GOVERNMENT APPROVALS, ETC. No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Borrower or any Guarantor of the Loan Documents or in connection with any of the transactions contemplated hereby or thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to Agent).

        SECTION 6.4 BINDING OBLIGATIONS, ETC. The Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against it in accordance with the terms thereof; the Guaranties and the Contribution Agreement have been duly executed and delivered by the Guarantors and constitute the legal, valid and binding obligations of such Guarantors enforceable against them in accordance with the terms thereof, in each case, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles, regardless of whether enforcement is sought in equity or at law.

        SECTION 6.5 LITIGATION. There are no actions, proceedings, investigations, or claims against or affecting Borrower or any Guarantor now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of Borrower has any thereof been threatened nor does any basis exist therefor) which might reasonably be determined adversely to Borrower or such Guarantor and which, if determined adversely, would have a Material Adverse Effect, except as described on Schedule 3 hereto.

        SECTION 6.6 FINANCIAL CONDITION. The consolidated balance sheet of Borrower and its Consolidated Subsidiaries most recently furnished to Agent, fairly presents the consolidated financial condition of Borrower and its Consolidated Subsidiaries at the date of such balance sheet, in conformity with generally accepted accounting principles. In all material respects, the Consolidated Financial Statements as of September 30, 2000, copies of which have been furnished to Agent, fairly present the consolidated financial condition of Borrower and its Consolidated Subsidiaries as of such date. Since September 30, 2000, there has been no material adverse change in the financial condition or operations of Borrower or its Consolidated Subsidiaries that is not reflected in the September 30, 2000 Consolidated Financial Statements and, since September 30, 2000, there has been no material adverse change in the financial condition or operations of Borrower and its Consolidated Subsidiaries, taken as a whole.

        SECTION 6.7 TAXES. Borrower and each Relevant Subsidiary has filed all material tax returns and reports required of it, has paid all Taxes which are shown to be due and payable on such returns and reports, and has provided adequate reserves for payment of any Tax whose payment is being contested. The charges, accruals and reserves on the books of Borrower or any Relevant Subsidiary in respect of Taxes for all fiscal periods to date are accurate and to the best of Borrower's knowledge after due investigation there are no questions or disputes between Borrower or any Relevant Subsidiary and any Governmental Authority with respect to any Taxes except as disclosed in the balance sheet referred to in Section 6.6 or otherwise disclosed to Agent in writing prior to the date of this Agreement.

        SECTION 6.8 LAWS, ORDERS; OTHER AGREEMENTS. Other than where failure to so conduct, use, or comply would not have a Material Adverse Effect (i) the business and operations of Borrower and the Relevant Subsidiaries have been and are being conducted in substantial compliance with all applicable laws, rules and regulations including but not limited to those relating to the environment; and (ii) all properties of Borrower and each of the Relevant Subsidiaries and the use thereof by Borrower and each of the Relevant Subsidiaries comply in all material respects with applicable zoning and use restrictions. Neither Borrower nor any of the Relevant Subsidiaries is in material breach of or default under any material agreement to which it is a party or which is binding on it or any of its assets.

        SECTION 6.9 FEDERAL RESERVE REGULATIONS. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of the Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. Borrower will furnish to Agent on request a statement conforming with the requirements of Regulation U.

        SECTION 6.10 ERISA.

           (a) The present value of all vested benefits under all Plans (determined for each Plan using the actuarial assumptions used to fund such Plan), if any, did not, as of the most recent valuation date of any such Plans, exceed the value of the assets of any such Plans allocable to such vested benefits by an amount which would represent a potential liability of Borrower or any Relevant Subsidiaries in excess of $1,000,000 or affect the ability of Borrower or any Guarantor to perform it obligations under any Loan Document.

           (b) No Plan, if any, or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975(c)(1) of the Code) which could reasonably be expected to subject Borrower or any Relevant Subsidiary to any tax or penalty in excess of $1,000,000 on prohibited transactions imposed by
Section 502(i) of ERISA or Section 4975 of the Code; provided, however, that this representation is not made to the extent any Lender uses the assets of an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or a "plan" (as such term is defined in Section 4975(e)(1) of the Code) to fund its share of any Loan.

           (c) No Plan, if any, or trust created thereunder has been terminated, the termination of which had a Material Adverse Effect, and there have been no "reportable events" as that term is defined in Section 4043 of ERISA (which are required to be reported to the PBGC) with regard to any Plan within the last five years.

           (d) No Plan, if any, or trust created thereunder has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived.

           (e) Neither Borrower nor any Relevant Subsidiary participates in any multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

        SECTION 6.11 SUBSIDIARIES. Schedule 4 to this Agreement sets forth as of the date of this Agreement the authorized capitalization of each Guarantor, Potential Guarantor and Immaterial Subsidiary, the number of shares of each class of capital stock issued and outstanding of each such Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by Borrower or by any such Subsidiary. The outstanding shares of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Borrower and each such Subsidiary own beneficially and of record and have good title to all the shares each is listed as owning on Schedule 4. The Quarterly Compliance Certificate most recently provided to Agent identifies all Consolidated Subsidiaries and all Unconsolidated Subsidiaries whose revenues or properties are included in the calculation of the Available Amount or Borrower's compliance with any of the financial covenants identified therein.

        SECTION 6.12 NO LIENS ON NEGATIVE PLEDGE PROPERTIES OR QUALIFYING CASH.
(a) Each Property that Borrower has identified as a Negative Pledge Property qualifies as either a Development Property or a Stabilized Property; (b) all of the Property that then constitutes Negative Pledge Property is free and clear of any Liens other than Permitted Encumbrances; (c) no Negative Pledge Property is subject to or affected by any contract or other undertaking (whether contingent or unconditional) providing for the attachment of any Liens other than Permitted Encumbrances to such Property; and (d) all property designated by Borrower as Qualifying Cash is free and clear of Liens.

        SECTION 6.13 INVESTMENT COMPANY; OTHER REGULATIONS. Neither Borrower nor any Guarantor or Potential Guarantor is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act. Neither Borrower nor any such Guarantor or Potential Guarantor is subject to regulation by any federal or state statute or regulation (other than margin regulations) which limits its ability to incur indebtedness. Neither Borrower nor any Guarantor or Potential Guarantor is subject to any federal or state law or regulation limiting its ability to issue and perform its obligations under the Notes and any other Loan Documents.

        SECTION 6.14 DELINQUENT PROPERTY LIENS. To the best of Borrower's knowledge, there is no delinquent tax, sewer, rent, water charge, assessment, or other outstanding charge against any of the Negative Pledge Properties, or any part thereof, and there are no mechanics' or similar Liens, or to Borrower's knowledge, significant, valid, undisputed claims for overdue payment for work performed, labor or material affecting any of the Negative Pledge Properties and there are no mechanics' or similar Liens (other than Permitted Encumbrances) affecting any of the Negative Pledge Properties which have not been insured or indorsed over by title policies.

        SECTION 6.15 IMPROVEMENTS. Except as disclosed in any title policies, reports, preliminary commitments, surveys, appraisals or other documents available for inspection by Agent pursuant to Section 7.3, to the best of Borrower's knowledge, all buildings, structures and other improvements located on any of the Negative Pledge Properties lie wholly within the boundary and building restriction lines of such Properties and no buildings, structures or other improvements on adjoining property encroach upon any of the Negative Pledge Properties in any respect so as to materially and adversely affect the market value of such Property.

        SECTION 6.16 CASUALTY; CONDEMNATION. To the best of Borrower's knowledge, each of the Negative Pledge Properties is free of material damage and waste, and there is no proceeding pending or, to the best of Borrower's knowledge, threatened, for the total or partial condemnation or taking by eminent domain of any of the Negative Pledge Properties.

        SECTION 6.17 ASSESSMENTS. Borrower has not received any notice of actual or pending special assessments or reassessments of any of the Negative Pledge Properties which, taken together, would have a Material Adverse Effect other than such assessments or reassessments as have been disclosed to Agent in writing.

        SECTION 6.18 RIGHTS OF OTHERS TO PURCHASE PROPERTY. No Negative Pledge Property is subject to or affected by any contracts for the sale thereof, or by any rights of first refusal or options to purchase such Property, unless such contract, right of first refusal or option is entered into in anticipation of such Property being removed from the Negative Pledge Properties pursuant to
Section 4.2 and Borrower provides Agent with written notice of such contract, right of first refusal or option before the closing of such transaction.

        SECTION 6.19 REPRESENTATIONS AS A WHOLE. This Agreement, the other Loan Documents, the financial statements referred to in Section 6.6, and all other instruments, documents, certificates and statements furnished to Agent or any Lender by Borrower or any Consolidated Subsidiary, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, each of the representations and warranties made by Borrower or any Guarantor in the other Loan Documents is true and correct on and as of the date when made, on and as of the date hereof, and on and as of each date this representation is deemed made hereunder with the same force and effect as if made on and as of such dates.

                                    ARTICLE 7

                             AFFIRMATIVE COVENANTS

        So long as Agent or any Lender shall have any commitment to lend hereunder and until payment in full of the Loan and performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees to do all of the following unless Agent (with the approval of Majority Lenders) shall otherwise consent in writing.

        SECTION 7.1 USE OF PROCEEDS FROM LOANS. The proceeds of the Loan may be used only for predevelopment costs, development costs, acquisition of mini-storage facilities, capital expenditures, costs of buildouts or working capital (in each case, incurred or expended in connection with a business activity permitted under Section 8.5 hereof, including any permitted ancillary business activity), equity investments, dividends, and expenses related to closing and administering the Loan, repayment of Indebtedness of Borrower or any Guarantor or any Potential Guarantor (if, concurrently with the payment of such Indebtedness, such Potential Guarantor becomes a Guarantor) or scheduled amortization payments on Debt.

        SECTION 7.2 PRESERVATION OF CORPORATE EXISTENCE, ETC. Borrower will, and will cause each Relevant Subsidiary to, preserve and maintain its corporate existence and all material rights, franchises and privileges in the jurisdiction of its incorporation and will, and will cause each Relevant Subsidiary to, qualify and remain qualified as a foreign corporation in each jurisdiction where qualification is necessary or advisable in view of its business and operations or the ownership of its properties; provided, however, that Borrower may, or permit any Relevant Subsidiary to, change the state of its incorporation, but only if, prior to doing so, Borrower has provided to Agent a legal opinion in form and substance satisfactory, and from legal counsel acceptable, to Agent to the effect that such reincorporation shall have no adverse legal effect on any of Agent's or any Lender's rights or remedies under any of the Loan Documents, together with such other evidence as Agent may reasonably require relating to the effect of any such reincorporation. Borrower shall cause each Relevant Subsidiary to observe all material corporate formalities applicable to such Subsidiary.

        SECTION 7.3 VISITATION RIGHTS. At any reasonable time, and from time to time during usual business hours on usual business days, upon reasonable prior notice, Borrower will permit Agent and Lenders to examine and make copies of and abstracts from the records and books of account of and to visit the properties of Borrower and the Relevant Subsidiaries, to review all environmental and other reports relating to such properties and to discuss the affairs, finances and accounts of Borrower and the Relevant Subsidiaries with any of their respective employees, officers or directors.

        SECTION 7.4 KEEPING OF BOOKS AND RECORDS. Borrower will, and will cause each of the Relevant Subsidiaries to, keep adequate records and books of account in which complete entries will be made, reflecting all financial transactions of Borrower and each of the Relevant Subsidiaries.

        SECTION 7.5 MAINTENANCE OF PROPERTY, ETC. Borrower will, and will cause each of the Relevant Subsidiaries to, maintain and preserve in good working order and condition, ordinary wear and tear excepted, all of the Negative Pledge Property and all of its other properties which are necessary in the ordinary course of business.

        SECTION 7.6 COMPLIANCE WITH LAWS, ETC. Borrower will, and will cause each of the Relevant Subsidiaries and each of the Negative Pledge Properties to, comply in all material respects with all laws, regulations, rules, and orders of Governmental Authorities applicable to Borrower or to any of the Relevant Subsidiaries or to the operations or property of any of them or to any of the Negative Pledge Properties, unless the validity of such law, regulation, rule or order is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or unless failure to comply with such law, regulation, rule or order would not, taken together with all such other noncompliance by Borrower, have a Material Adverse Effect.

        SECTION 7.7 INSURANCE. Borrower will, and will cause each of the Relevant Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability. Borrower will on request furnish to Agent certificates of insurance evidencing such coverage. Without limiting the generality of the foregoing, Borrower shall also comply with the following requirements:

           (a) PROPERTY INSURANCE. Borrower will keep the Property insured as follows:

               (i) against property damage or loss by such risks as are covered by an "all risk" replacement cost policy including earthquake if available at a commercially reasonable cost in an amount not less than the Full Insurable Value of the improvements and personal property, with a deductible or self-insured retention amount not to exceed a reasonable amount;

               (ii) business interruption/rent loss insurance in an amount equal to six months pro forma stabilized rent for all perils for the Property;

               (iii) against any damage or loss by flood if the Property is located in an area identified by the Secretary of Housing and Urban Development or any successor thereof as an area within a 100 year flood plain or having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented or replaced from time to time, as may be available under such Acts;

               (iv) against damage or loss from (i) sprinkler system leakage and
(ii) boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping and similar apparatus, if applicable;

               (v) during the period of any construction or replacement of improvements to the Property, for losses insured under an "all risk" replacement cost completed value builder's risk coverage form of insurance policy. The policy providing such coverage shall contain the "permission to occupy upon completion of work or occupancy" provision; and

               (vi) insurance policy shall bear a Lenders' loss payable endorsement to the extent of Lenders' interest in the insurance proceeds payable under the policy.

           (b) LIABILITY INSURANCE. Borrower shall procure and maintain:

               (i) commercial general liability insurance covering Borrower, Agent and Lenders against claims for bodily injury or death or property damage occurring in, upon or about the Property or resulting from or involving the Property, in standard form, which insurance shall include blanket contractual liability coverage (but such coverage or the amount thereof shall in no way limit the indemnification set forth in Section 7.17); and

               (ii) during the period of any construction, restoration or replacement of improvements to the Property, Borrower shall insure against loss from damage or injury caused by such construction, restoration or replacement with additional coverage by obtaining (1) commercial public liability insurance (including coverage for elevators and escalators, if any) on an "occurrence and in the aggregate basis," for personal injury claims, including, without limitation, bodily injury, death or property damage occurring in, upon, or about the improvements being constructed, restored or replaced, such insurance to afford immediate minimum protection with a commercially reasonable limit with respect to personal injury or death to any one or more persons or damage to property; and (2) worker's compensation insurance (including employer's liability insurance if requested by Agent) for all employees of Borrower engaged in construction on or with respect to the Property and improvements to the Property in such amounts as are established by law or otherwise are reasonable under the circumstances.

           (c) TITLE INSURANCE. Borrower shall maintain one or more owner's title insurance policies with an aggregate coverage amount of not less than $425,000,000 insuring Borrower's or each Consolidated Subsidiary's fee simple interest, as the case may be, (or in the case of the Negative Pledge Properties located in Solana Beach, California, and Hillcroft, Texas, or any other Negative Pledge Property that is subject to a Qualifying Lease, Borrower's sole ownership of the leasehold interest) in all of their real property, including, without limitation, all Negative Pledge Properties.

           (d) CERTAIN TERMS OF POLICY. All insurance required under this
Section 7.7 shall provide that the same shall not be cancelled, amended or materially altered (including by reduction in the scope or limits of coverage) without at least forty-five (45) days' prior written notice to the Lender. The policies required under Section 7.7(a) shall contain a minimum of 80% of value coinsurance clause or a "stipulated value" or "agreed amount" provision.

           (e) EVIDENCE OF PAYMENT. Borrower will deliver to Agent receipts evidencing payment of all premiums thereon. Upon renewal of any of the insurance policies required by this Section 7.7, Borrower shall, upon Agent's request therefor, cause to be provided to Agent a copy of such renewal policy or, at Agent's option, a certificate of renewal for such policy.

           (f) APPROVAL NOT WARRANTY. No approval by Agent or any Lender of any insurer shall be construed to be a representation, certification or warranty of its solvency and no approval by Agent or any Lender as to the amount, type or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.

        SECTION 7.8 FINANCIAL INFORMATION. Borrower will deliver to Agent:

           (a) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the end of each fiscal year of Borrower, the Consolidated Financial Statements as of the end of such fiscal year, accompanied by the audit report thereon by independent certified public accountants selected by Borrower and reasonably satisfactory to Agent (which reports shall be prepared in accordance with generally accepted accounting principles and shall not be qualified by reason of restricted or limited examination of any material portion of the records of Borrower or the Consolidated Subsidiaries and shall contain no disclaimer of opinion or adverse opinion).

           (b) QUARTERLY UNAUDITED FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each fiscal quarter, the unaudited Consolidated Financial Statements as of the end of such fiscal quarter (including the fiscal year to the end of such quarter) and operating statements for each of the Negative Pledge Properties, accompanied by an Officer's Certificate of Borrower certifying that such unaudited financial and operating statements have been prepared in conformity with generally accepted accounting principles and, in all material respects, present fairly the consolidated financial position and the results of operations of Borrower and the Subsidiaries and of the Negative Pledge Properties as at the end of and for such quarter and identifying any material adverse changes that have occurred since the fiscal year-end report referred to in clause (a) in the consolidated financial condition or operations of Borrower and the Subsidiaries as shown on the financial statements as of said date.

           (c) QUARTERLY COMPLIANCE CERTIFICATES. Within 45 days after the end of Borrower's fiscal quarter, an Officer's Certificate in the form agreed to by Borrower and Agent prior to the execution and delivery of this Agreement with such subsequent modifications as may be mutually agreed to by Borrower and Agent (the "Quarterly Compliance Certificate") from Borrower to the effect that as of the close of such fiscal quarter no Event of Default or Default had occurred and was continuing and demonstrating through appropriate calculations that Borrower was in compliance with the covenants in Sections 7.11, 7.12, 7.13, 7.14, 7.15, and 8.8 hereof (to extent tested on a quarterly basis) and setting forth the calculation of the Available Amount during the Applicable Measurement Period beginning on the date such Quarterly Compliance Certificate is submitted to Agent.

           (d) ANNUAL BUDGET. On or before March 1 of each year an annual cash flow income statement budget for such year prepared by Borrower.

           (e) OTHER. All other statements, reports and other information as Agent or any Lender may reasonably request concerning the financial condition and business affairs of Borrower or any Consolidated Subsidiary or one or more of the Negative Pledge Properties, including, without limitation, property budgets and operating statements for the current and immediately preceding fiscal years.

        SECTION 7.9 NOTIFICATION. Promptly after learning thereof, Borrower shall notify Agent of (a) any action, proceeding, investigation or claim against or affecting Borrower or any of the Consolidated Subsidiaries instituted before any court, arbitrator or Governmental Authority or, to Borrower's knowledge, threatened to be instituted, which, if determined adversely to Borrower or any Consolidated Subsidiary, would have a Material Adverse Effect, or to result in a judgment or order against Borrower or any of the Consolidated Subsidiaries for more than $1,000,000 (in excess of coverage) or, when combined with all other pending or threatened claims against Borrower or any of the Consolidated Subsidiaries, more than $1,000,000 (in excess of insurance coverage); (b) any substantial dispute between Borrower or any of the Consolidated Subsidiaries and any Governmental Authority; (c) any labor controversy which has resulted in or, to Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of Borrower or any of the Consolidated Subsidiaries, taken as a whole; (d) if Borrower or any of the Consolidated Subsidiaries or any member of a Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (c)(1), (2), (5) or (6) of Section 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "reportable event" as defined in subsection (d)(2) of Section 4043 of ERISA and Borrower obtains knowledge thereof) which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or Borrower knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC with respect thereto; and (e) the occurrence of any Event of Default or Default. In the case of the occurrence of an Event of Default or Default, Borrower will deliver to Agent an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action Borrower or the affected Consolidated Subsidiary proposes to take with respect thereto. In addition, Borrower shall provide Agent with at least 30 days prior written notice of any material acquisitions, mergers, or asset purchases which notice shall be, upon Agent's request, accompanied by an Officer's Certificate certifying that, after giving effect to such proposed acquisition, merger or asset purchase, no Default or Event of Default shall exist.

        SECTION 7.10 ADDITIONAL PAYMENTS; ADDITIONAL ACTS. From time to time, Borrower will pay the following amounts and take the following actions.

           (a) TAXES ON OR EXPENSES INCURRED IN PREPARATION OF LOAN DOCUMENTS. Borrower will pay or reimburse Agent and Lenders on request for all Taxes (other than Taxes imposed on the net income or gross revenues of Agent or Lenders) imposed on any Loan Document or payment and for all expenses, including legal fees including allocated costs of in-house counsel incurred by Agent in connection with the preparation of the Loan Documents or the making of the Loan.

           (b) EXPENSES OF ADMINISTERING LOAN. Borrower will pay or reimburse Agent for all out-of-pocket expenses reasonably incurred by Agent in connection with administration of the Loan, including the costs of any site visits deemed necessary by Agent (provided, however, that Borrower shall not be obligated to reimburse Agent for any such expenses in excess of $15,000 for either of the twelve (12) month periods of the Commitment Period except that such limit shall not apply to any expenses or costs incurred after the occurrence and during the continuation of an Event of Default).

           (c) EXPENSES IN CHANGING CLASSIFICATION OF PROPERTY. Borrower will pay or reimburse Agent for all out-of-pocket expenses reasonably incurred by Agent in connection with the designation of any Property as a Negative Pledge Property (which expenses may include legal fees including allocated costs of in-house counsel).

           (d) EXPENSES OF ENFORCEMENT. Borrower will pay or reimburse Agent and any Lender for all reasonable expenses, including legal fees including allocated costs for in-house counsel, incurred by Agent or any Lender in connection with the enforcement by judicial proceedings or arbitration or other alternative dispute resolution proceeding or otherwise of any of the rights of Agent or any Lender under the Loan Documents following a Default or an Event of Default (including, without limitation, any reasonable legal fees or expenses incurred by Agent or any Lender in connection with enforcing or protecting the rights of Agent or such Lender in any bankruptcy or insolvency proceeding).

           (e) EVIDENCE OF GOVERNMENT APPROVALS. Borrower will, if requested by Agent, obtain and promptly furnish to Agent evidence of all such Government Approvals as may be required to enable Borrower to comply with its obligations under the Loan Documents.

           (f) ADDITIONAL INSTRUMENTS AND ACTS. Borrower will execute and deliver all such instruments and perform all such other acts as Agent may reasonably request to carry out the transactions contemplated by the Loan Documents.

        SECTION 7.11 NET WORTH. Borrower shall, as of the end of each fiscal quarter, maintain a net worth of at least $531,423,000, plus (a) 90% of the net cash proceeds received by Borrower from the sale of any of its equity securities after September 30, 2000 through the end of such fiscal quarter; plus (b) 90% of the market value of any equity securities of Borrower issued in exchange for contributed properties after September 30, 2000 through the end of such fiscal quarter; minus (c) the amount, if any, by which dividends paid by Borrower after September 30, 2000 through the end of such fiscal quarter exceeded net income of Borrower and the Consolidated Subsidiaries during such period.

        SECTION 7.12 RATIO OF TOTAL INDEBTEDNESS TO GROSS ASSET VALUE. Borrower shall, as of the end of each fiscal quarter, cause the ratio of the Total Indebtedness to Gross Asset Value to be less than or equal to .55 to 1. As used in this Section, "Total Indebtedness" means, with respect to any fiscal quarter, the sum of (a) all Indebtedness of Borrower and the Consolidated Subsidiaries; plus (b) the Leased Property Cost (without duplication of amounts included in clause (a)); minus (c) the lesser of (i) 7.5% of the total assets of Borrower and the Consolidated Subsidiaries or (ii) the consolidated accounts payable and consolidated accrued liabilities of Borrower and the Consolidated Subsidiaries, in each case, as of the end of such fiscal quarter.

        SECTION 7.13 RATIO OF SECURED DEBT TO GROSS ASSET VALUE. Borrower shall, as of the end of each fiscal quarter, maintain a ratio of Secured Debt as of the end of such fiscal quarter to Gross Asset Value with respect to such fiscal quarter of not more than .30 to 1.

        SECTION 7.14 FIXED CHARGE COVERAGE. Borrower shall, as of the end of each fiscal quarter, maintain a ratio of (a) EBIDA plus Lease Financing Rent Expense to (b) Interest Expense (excluding capitalized interest) plus Lease Financing Rent Expense plus dividends paid on preferred stock plus CPLTD of not less than 2.00 to 1, in each case, as calculated with respect to such fiscal quarter. As used in this Section: (i) "EBIDA" means net income, plus interest expense, depreciation and amortization expense of Borrower and its Consolidated Subsidiaries; (ii) "Lease Financing Rent Expense" means the rent accrued under the Lease; and (iii) "CPLTD" means the current portion of long term debt (excluding balloon payments), in each case, calculated in accordance with generally accepted accounting principles.

        SECTION 7.15 UNSECURED INTEREST EXPENSE COVERAGE. Borrower shall, as of the end of each fiscal quarter, maintain a ratio of (a) Unencumbered Stabilized NOI plus NOI from the Leased Properties to (b) Unsecured Interest Expense plus Lease Financing Interest Expense of not less than 2.5 to 1, in each case, without duplication and as calculated with respect to such quarter. As used in this Section, "Unsecured Interest Expense" means Interest Expense incurred during such fiscal quarter that is attributable to any Indebtedness that is not Secured Debt.

        SECTION 7.16 COMPLIANCE WITH ENVIRONMENTAL DUE DILIGENCE STANDARDS. Borrower shall exercise reasonable diligence in conducting environmental assessments of properties to be acquired by it after the date of this Agreement and shall exercise reasonable prudence in determining whether to purchase any properties that have material environmental problems. Borrower shall not acquire any such properties without the prior approval of the Real Estate Committee of Borrower. Upon request by Agent, Borrower shall provide Agent with copies of any and all environmental reports relating to any such newly acquired properties promptly after such reports have been prepared. Borrower's obligations under this Section are in addition to, and not in lieu of, Borrower's obligations under the Environmental Agreements and the Building Law Compliance Agreements.

        SECTION 7.17 INDEMNIFICATION

           (a) GENERAL INDEMNITY. Whether or not the transactions contemplated hereby are consummated, Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates (as defined below), directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnified Parties") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnified Party by any Person (other than the Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of Agent or the replacement of any Lender) be asserted or imposed against any Indemnified Party, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, any mandate or fee letters, the use or contemplated use of the proceeds of any credit extension, or the relationship of any Loan Party, Agent and Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnified Party suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, and whether or not an Indemnified Party is a party to such claim, demand, action, cause of action or proceeding; provided that no Indemnified Party shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnified Party. As used in this Section: "Agent-Related Persons" means Agent (including any successor administrative agent), together with its Affiliates (including Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such

Persons and Affiliates; "Loan Party" means Borrower or a Guarantor; "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel; "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. The agreements in this Section shall survive the termination of the Commitment and repayment of all the other obligations hereunder.

           (b) ENVIRONMENTAL INDEMNITY. Without limiting the generality of any other portion of this Section 7.17 and subject to the exceptions set forth in
Section 7.17(a), Borrower shall defend, indemnify, exonerate and hold harmless the Indemnified Parties from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses which accrue to or are made against or incurred by Indemnified Parties prior to transfer of any such Negative Pledge Property pursuant to foreclosure or deed in lieu of foreclosure, including, but not limited to, reasonable attorney's (including allocated costs of in-house counsel) and consultant's fees, investigation and laboratory fees, removal, remedial, response and corrective action costs, court costs and litigation expenses, of whatever kind or nature known or unknown, contingent or otherwise, based on or arising under any Environmental Laws, including, without limitation, those enacted hereafter, and pertaining to or attributable in any way to the business, operations, properties, assets, acts or omissions of Borrower, any of Borrower's tenant or subtenant occupants of any Negative Pledge Property or any predecessor in interest thereof or to any past, present or future Negative Pledge Property.

           (c) BUILDING LAW INDEMNITY. Without limiting the generality of any other portion of this Section 7.17 and subject to the exceptions set forth in
Section 7.17(a), Borrower shall defend, indemnify, exonerate and hold harmless the Indemnified Parties from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses made against or suffered by Indemnified Parties (prior to transfer of any such Negative Pledge Property pursuant to foreclosure or deed in lieu of foreclosure) by reason of breach of any of the representations, warranties and covenants of the Borrower set forth in any of the Building Law Compliance Agreements.

           (d) INDEMNIFICATION PROCEDURES. Any Indemnified Party seeking indemnification under this Section 7.17 in respect of any claim shall notify Borrower of the assertion of any such claim within a reasonable time after such Indemnified Party has knowledge of such claim. With reference to the provisions set forth in this Section 7.17 for payment by Borrower of attorneys fees incurred by the Indemnified Parties in any action or claim brought by a third party, Borrower shall diligently defend such Indemnified Party and diligently conduct the defense. If the Indemnified Party desires to engage separate counsel, it may do so at its own expense; provided, however, that such limitation on the obligation of Borrower to pay the fees of separate counsel for such Indemnified Party shall not apply if such Indemnified Party has retained said separate counsel because Borrower is not diligently defending it or not diligently conducting the defense and the Indemnified Party so notifies Borrower. Anything to the contrary contained herein or any other Loan Documents notwithstanding, the Loan shall not be considered to have been paid in full unless all obligations of Borrower under this Section 7.17 shall have been fully performed (except for contingent indemnification obligations for which no claim has actually been made pursuant to this Agreement).

        SECTION 7.18 TAXES. Borrower shall promptly pay and discharge all lawful taxes, sewer rents, water charges, assessments and other governmental charges or levies imposed upon Borrower or upon its income or profits or upon any of the Negative Pledge Properties, other than those being contested in good faith by appropriate proceedings.

        SECTION 7.19 ADDITIONAL GUARANTIES. In the event any Potential Guarantor ceases to be a Precluded Subsidiary, Borrower shall cause such Potential Guarantor to execute and deliver a Guaranty to Agent together with such evidence as Agent may request showing that such Guaranty and the Contribution Agreement are enforceable against such Potential Guarantor, which evidence may include, without limitation, a legal opinion from counsel acceptable to Agent covering with respect to such Potential Guarantor, such Guaranty and the Contribution Agreement the matters covered by the legal opinion of Borrower's counsel referred to in Section 5.1(c). Thereafter, such Potential Guarantor shall, for all purposes, be one of the Guarantors hereunder, and such Guaranty shall, for all purposes, be one of the Guaranties hereunder. In each case, Borrower shall cause such Potential Guarantor to execute and deliver such Guaranty within seven Business Days after the date such Potential Guarantor ceases to be a Precluded Subsidiary.

        SECTION 7.20 OTHER AGREEMENTS. Borrower shall comply with all other agreements to which Borrower is a party, whether related to any of the Negative Pledge Properties, the Loan Documents or otherwise, other than (a) agreements or obligations thereunder being contested in good faith or (b) agreements non-compliance with which would not have a Material Adverse Effect.

        SECTION 7.21 ACCOUNTS PAYABLE AND ACCRUALS. Borrower shall, as of the end of each fiscal quarter, cause the sum of the consolidated accounts payable plus the consolidated accrued liabilities of Borrower and its Consolidated Subsidiaries to be less than or equal to 7.5% of the consolidated total assets of Borrower and its Consolidated Subsidiaries.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

        So long as Agent or any Lender shall have any commitment to lend hereunder or until payment in full of the Loan and performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees that it will not do any of the following unless Agent acting (with the approval of Majority Lenders) shall otherwise consent in writing.

        SECTION 8.1 LIQUIDATION, MERGER, SALE OF ASSETS. Except as otherwise expressly permitted hereunder, Borrower shall not liquidate, dissolve or enter into any joint venture, partnership or other combination (other than any joint venture, partnership or other combination established in connection with Borrower's operation of its mini-storage business), or sell, lease, or dispose of all or any substantial portion of its business or assets (other than (i) the sale of inventory in the ordinary course of business, or (ii) the sale of Property that has been removed from its status as a Negative Pledge Property in compliance with Section 4.2), or enter into any merger or consolidation unless Borrower is the surviving entity and such merger or consolidation does not result in or constitute a Change of Control or such merger or consolidation is approved by all Lenders. Borrower shall not permit any of the Relevant Subsidiaries to liquidate, dissolve or enter into any joint venture, partnership or other combination or sell, lease, or dispose of all or any substantial portion of its business or assets (other than the sale of inventory in the ordinary course of business) or enter into any merger or consolidation unless such Relevant Subsidiary merges into Borrower or another Relevant Subsidiary or such Relevant Subsidiary is the surviving entity if any of the foregoing actions would have a Material Adverse Effect.

        SECTION 8.2 LIENS. Borrower shall not create, assume or suffer to exist:
(i) any Lien (other than Permitted Encumbrances) on any of the Negative Pledge Properties; or (ii) any Lien on any of the property designated by Borrower as Qualifying Cash.

        SECTION 8.3 SALE OF PROPERTY. Borrower shall not sell, transfer, lease (other than in the ordinary course of business and as expressly permitted by the Loan Documents), assign, exchange, contribute, abandon or otherwise dispose of, directly or indirectly, any Negative Pledge Property or any interest therein.

        SECTION 8.4 PROPERTIES UNDER CONSTRUCTION. The Costs of Properties Under Construction shall not exceed twenty percent (20%) of Gross Asset Value. As used in this Section, "Costs of Properties Under Construction" means, as of the end of each fiscal quarter, the sum of: (i) the total budgeted cost of construction in progress for all Properties included on Borrower's consolidated balance sheet; plus (ii) the total budgeted cost of all Properties included on Borrower's consolidated balance sheet for which a certificate of occupancy has been issued by the applicable Governmental Authority within the past twelve (12) months; plus (iii) the Budgeted Total Property Cost (as defined in the Participation Agreement) for all Properties for the period through (but not exceeding) twelve (12) months after a certificate of occupancy has been issued by the applicable Governmental Authority, in each case, as of the end of such fiscal quarter.

        SECTION 8.5 OPERATIONS. Borrower shall not, and shall not permit any of the Relevant Subsidiaries or any joint venture to which it is a party or of which it is an owner to, engage in any material activity or introduce any major product which is substantially different from or unrelated and not ancillary to the moving and storage business or products of Borrower or its subsidiaries.

        SECTION 8.6 ERISA COMPLIANCE. Neither Borrower nor any member of its Controlled Group will:

           (a) Engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975(c)(1) of the Code) which could reasonably be expected to subject Borrower to a tax or penalty in excess of $1,000,000 on prohibited transactions imposed by Section 502(i) of ERISA or
Section 4975 of the Code;

           (b) Permit any Plan to incur an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived which could reasonably be expected to result in a liability to Borrower in excess of $1,000,000;

           (c) Terminate any Plan in a manner which could reasonably be expected to result in a liability to Borrower in excess of $1,000,000 or could reasonably be expected to result in the imposition of a Lien in excess of $1,000,000 on any property of Borrower pursuant to Section 4068 of ERISA;

           (d) Violate state or federal securities laws applicable to any Plan in any material respect; or

           (e) Participate in any multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

        SECTION 8.7 TRANSACTIONS WITH AFFILIATES. Borrower shall not, and shall cause each of the Relevant Subsidiaries not to, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or lend or advance any money to, or borrow any money from, or guarantee any obligation of, or acquire any stock, obligations or securities of, or enter into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate, or enter into any other transaction or arrangement or make any payment to (including, without limitation, on account of any management fees, service fees, office charges, consulting fees, technical services charges or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate on terms other than those approved from time to time by a majority of Borrower's independent directors. In addition, Borrower shall not transfer any material portion of its property to any Affiliate and shall cause each of the Guarantors and Potential Guarantors not to transfer a material portion of its property to any Affiliate that is not a Guarantor.

        SECTION 8.8 DISTRIBUTIONS. Borrower shall not make Restricted Distributions attributable to any consecutive four quarter period in excess of 95% of the Funds From Operations of Borrower and Consolidated Subsidiaries calculated in accordance with generally accepted accounting principles for such four quarter period, except that, for the purposes of such measurement, the $0.10 per share special dividend paid in January 1996 as a result of the merger of Borrower and Shurgard, Inc., shall be excluded from such calculation. Upon the occurrence and during the continuation of any Event of Default (other than an Event of Default under Section 9.1(a)), and subject to the 95% limitation described above, Borrower shall not declare or pay any dividends in excess of the minimum amount necessary to remain a qualified "real estate investment trust" under the Code. Upon the occurrence and during the continuation of any Event of Default under Section 9.1(a), Borrower shall not make any Restricted Distributions.

        SECTION 8.9 AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Borrower shall not amend or otherwise modify its Certificate of Incorporation except as required by applicable tax or other law.

        SECTION 8.10 IMMATERIAL SUBSIDIARIES. Borrower shall not permit Immaterial Subsidiaries to own fee interests in mini-storage facilities in the United States with a total aggregate value (measured by the cost thereof to such Immaterial Subsidiary) of more than $15,000,000.

                                    ARTICLE 9

                               EVENTS OF DEFAULT

        SECTION 9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder.

           (a) PAYMENT DEFAULT. (i) Borrower shall fail to pay the principal amount of the Revolving Loans on or before the Revolving Loan Maturity Date as required by Section 2.4(a); or (ii) Borrower shall fail to pay when due any other amount of principal of or interest on the Revolving Loans (including, without limitation, any mandatory principal prepayment required under Section 2.4(b)), and such failure shall continue for a period of three days after Borrower's receipt of written notice thereof from Agent; or (iii) Borrower shall fail to pay when due any amount payable by it hereunder or under any other Loan Document (other than amounts covered by clauses (i) or (ii)), and such failure shall continue for a period of three days after Borrower's receipt of written notice thereof from Agent; or

           (b) BREACH OF WARRANTY. Any representation or warranty made or deemed made by Borrower or any Relevant Subsidiary under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made and if (i) such representation or warranty is capable of being made accurate and complete, and (ii) Borrower or such Relevant Subsidiary fails to make such representation or warranty accurate and complete within 7 days after written notice thereof from Agent; or

           (c) BREACH OF CERTAIN COVENANTS. (i) Borrower shall have failed to maintain in effect insurance substantially in compliance with Sections 7.7(a), 7.7(b) or 7.7(c); or (ii) Borrower shall have failed to comply with Sections 7.11, 7.12, 7.13, 7.14 or 7.15; or (iii) Borrower shall have failed to comply with Section 7.9 of this Agreement and such failure continues for a period of ten days and the event in respect of which the applicable notice was not given thereunder has a Material Adverse Effect; or

           (d) BREACH OF OTHER COVENANTS. Borrower shall have failed to perform or observe in any material respect any of its other covenants, obligations or agreements in any of the Loan Documents; provided, however, that if such failure can be cured and Borrower is making diligent efforts to effect such cure, then such event shall not constitute an Event of Default unless such event continues for 30 days after written notice thereof from Agent; or any Guarantor shall have failed to comply with any covenant under any Guaranty to which it is a party or under the Contribution Agreement and such failure continues for a period of ten days after the date of such noncompliance; or any Guarantor shall dispute or disclaim it obligations under the Guaranty to which it is a party or under the Contribution Agreement or shall notify Agent or any Lender that its Guaranty will not cover future Revolving Loans; or

           (e) CROSS-DEFAULT. (i) Borrower or any Relevant Subsidiary shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Indebtedness of Borrower or such Relevant Subsidiary or any interest or premium thereon in a cumulative amount in excess of $1,000,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such

Indebtedness, or (ii) Borrower or any Relevant Subsidiary shall fail to perform any term or covenant on its part to be performed under any agreement or instrument relating to any such Indebtedness and required to be performed or a default or event of default (however defined) shall occur under any such agreement or instrument, and such failure or default shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or default is to accelerate or to permit the acceleration of the maturity of such Indebtedness, or (iii) any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by regularly scheduled required prepayment) prior to the stated maturity thereof; or

           (f) VOLUNTARY BANKRUPTCY, ETC. Borrower or any Relevant Subsidiary shall: (i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or (ii) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

           (g) INVOLUNTARY BANKRUPTCY, ETC. An order for relief shall be entered against Borrower or any Relevant Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors; or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of Borrower or any Relevant Subsidiary or of any substantial part of any of their property, or ordering the reorganization, winding-up or liquidation of any of their affairs; or upon the expiration of 90 days after the filing of any involuntary petition against Borrower or any Relevant Subsidiary seeking any of the relief specified in Section 9.1(f) or this Section 9.1(g) without the petition being dismissed prior to that time; or

           (h) INSOLVENCY, ETC. Borrower or any Relevant Subsidiary shall (i) make a general assignment for the benefit of its creditors or (ii)consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of Borrower or any Relevant Subsidiary, as the case may be, or (iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of Borrower or, looking to the dissolution or liquidation of any Relevant Subsidiary if such dissolution or liquidation would have a Material Adverse Effect.

           (i) JUDGMENT. A final judgment or order shall have been entered against Borrower or any Relevant Subsidiary (by a court or other tribunal having jurisdiction) for the payment of money in excess of the lesser of $5,000,000.00 or such amount as would have a Material Adverse Effect if paid and such judgment or order shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal; or a final judgment in an amount which, if paid, would have a Material Adverse Effect and such judgment or order shall not have been vacated, discharged or satisfied for a period of 30 consecutive days; provided, however, that no judgment or order referred to in this Section 9.1(i) shall constitute an Event of Default if such judgment or order is covered by insurance with respect to which no subrogation right exists against Borrower or any Relevant Subsidiary; or

           (j) CONDEMNATION. A substantial portion of the properties of Borrower or any Relevant Subsidiary shall be condemned, seized or appropriated and such action will have a Material Adverse Effect; or

           (k) GOVERNMENTAL APPROVALS. Any Government Approval or registration or filing with any Governmental Authority now or hereafter required in connection with the performance by Borrower or any Relevant Subsidiary of its obligations set forth in the Loan Documents shall be revoked, withdrawn or withheld or shall fail to remain in full force and effect unless such revocation, withdrawal or withholding does not have a Material Adverse Effect; or

           (l) OTHER GOVERNMENT ACTION. Any act of any Governmental Authority shall deprive Borrower or any Relevant Subsidiaries of any right, privilege, or franchise or restrict the exercise thereof and such act is not revoked or rescinded within 60 days after it becomes effective or within 30 days after notice from Agent, whichever first occurs unless such act does not have a Material Adverse Effect; or

           (m) CHANGE OF CONTROL. A Change of Control shall occur or Borrower's common stock shall not be listed on the New York Stock Exchange.

           (n) ERISA. Borrower, any Relevant Subsidiary or any member of a Controlled Group shall fail to pay when due an amount or amounts which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA other than premiums under Section 4007 of ERISA unless such failure would not have a Material Adverse Effect; or notice of intent to terminate a Plan or Plans (other than a multiemployer plan, as defined in Section 4001(a)(3) of ERISA) having aggregate Unfunded Vested Liabilities in excess of $1,000,000 shall be filed under Title IV of ERISA by Borrower, or any Relevant Subsidiary or any member of a Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any Plan or Plans which termination could reasonably be expected to result in liability of Borrower or any Relevant Subsidiary unless such liability would not have a Material Adverse Effect.

           (o) REIT. Borrower shall cease to be qualified as, a "real estate investment trust" under the Code or to be entitled to receive the tax benefits resulting from such qualification.

        SECTION 9.2 CONSEQUENCES OF DEFAULT. If an Event of Default described in
Section 9.1(f) or 9.1(g) shall occur and be continuing, then in any such case, each Lender's commitment to lend under this Agreement shall be immediately terminated and, if any amount of the Loan is then outstanding, the principal of and interest on the Loan, and all other sums payable by Borrower under the Loan Documents shall become immediately due and payable all without notice or demand of any kind. If any other Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, Agent may, and at the direction of Majority Lenders shall, immediately terminate each Lender's commitment to lend under this Agreement and, if any amount of the Loan is then outstanding, Agent may, and at the direction of Majority Lenders shall, declare the principal of and the interest on the Loan, and all other sums payable by Borrower under the Loan Documents immediately due, whereupon the same shall become immediately due and payable without pro-test, presentment, notice or demand, all of which Borrower expressly waives the rights and remedies referred to. The rights and remedies referred to in this Section 9.2 shall be in addition to all of the rights and remedies of Agent and Lenders in the other Loan Documents.

                                   ARTICLE 10

                                      AGENT

        SECTION 10.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein. As to any matters not expressly provided for by this Agreement, including enforcement or collection of the Loan, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders, provided that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to the Loan Documents or applicable law and provided, further, that without the consent of all Lenders, Agent shall not: (i) change or modify the Commitment, any Lender's Pro Rata Share, or Funded Pro Rata Share of the Commitment, the definition of "Available Amount" (or any component used in calculating Available Amount including any defined term contained in the definition of Available Amount with respect to the use of such defined term therein), the definition of "Majority Lenders," the terms of this Section 10.1, the timing or rates of interest payments, the timing or amount of facility fees, the timing or amounts of principal payments due in respect of the Loan, any forgiveness of all or any portion of Revolving Loans or extension of the maturity date thereof, any provision in this Agreement requiring approval by a certain percentage of Lenders; or (ii) waive any Event of Default under Section 9.1(m) hereof; and provided, further, that the terms of Section 2.3 and this
Article 10 shall not be amended without the prior written consent of Agent

(acting for its own account). In the absence of instructions from the Majority Lenders, Agent shall have authority (but no obligation), in its sole discretion, to take or not to take any action, unless this Agreement specifically requires the consent of Lenders or the consent of the Majority Lenders and any such action or failure to act shall be binding on all Lenders and holders of the Notes. Each Lender shall execute and deliver such additional instruments, including powers of attorney in favor of Agent, as may be necessary or desirable to enable Agent to exercise its powers hereunder.

        SECTION 10.2 DUTIES AND OBLIGATIONS.

           (a) Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (i) may treat each Lender which is a party hereto as the party entitled to receive payments hereunder until Agent receives written notice of the assignment of such Lender's interest herein signed by such Lender and made in accordance with the terms hereof and a written agreement of the assignee that it is bound hereby as it would have been had it been an original party hereto, in each case in form satisfactory to Agent; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, the other Loan Documents or in any instrument or document furnished pursuant hereto or thereto; (iv) shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of the Loan Documents on the part of Borrower or as to the use any of the proceeds of the Loan or as to the existence or possible existence of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of this Agreement or of any instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect to this Agreement by acting upon any oral or written notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of Borrower made or deemed to be made hereunder.

           (b) Agent will account to each Lender in accordance with Section 2.7(c) for payments of principal of, and interest on, the Loan which are received by Agent from Borrower and will promptly remit to Lenders entitled thereto all such payments. If and to the extent that Agent receives any such payment on or before 12:00 noon, Seattle time, and otherwise in accordance with
Section 2.7(a) and Agent has not remitted the appropriate portion thereof to any Lender by the close of business on that day, then Agent shall pay interest on such amount to such Lender at the Federal Funds Rate for each day until such remittance is made. Agent will transmit to each Lender copies of all documents received from Borrower pursuant to the requirements of this Agreement other than documents which by the terms of this Agreement Borrower is obligated to deliver directly to Lenders. Agent will give ten (10) days prior written notice to all Lenders of any matter requiring approval by all Lenders or by the Majority Lenders; provided, however, that this notice requirement shall not modify or affect the right or obligation of Agent to act or refrain from acting upon the instructions or with the consent of all Lenders or Majority Lenders, as applicable, pursuant to this Article 10.

           (c) Each Lender or its assignee organized outside of the United States shall furnish to Agent in a timely fashion such documentation (including, but not by way of limitation, IRS Forms W-8BEN and W-8ECI) as may be required by applicable law or regulation to establish such Lender's exemption from U.S. income tax withholding. Any form required to be provided by a Lender or its assignee pursuant to this Section 10.2(c) shall be delivered by such Lender to Agent (i) on or before the date such Lender or assignee becomes a party to this Agreement or, if later, prior to the time any payment is due to such Lender or such assignee under this Agreement, (ii) before the expiration, obsolescence or invalidity of any such form previously delivered by such Lender or such assignee to Agent, and (iii) before or promptly after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender or such assignee to Agent pursuant to this Section 10.2(c). The Borrower shall be entitled to rely upon such forms in Agent's possession until receipt of any revised or successor form pursuant to the preceding sentence. For any period with respect to which a Lender or its assignee is required pursuant to this
Section 10.2(c) to provide a form to Agent but has failed to do so, such Lender shall not be entitled to any indemnification or additional payments with respect to Taxes pursuant to Sections 7.10(a) or 7.17(a) of this Agreement to the extent that such Taxes are imposed solely as a result of such failure.

        SECTION 10.3 DEALINGS BETWEEN AGENT AND BORROWER. With respect to its commitment to lend under this Agreement and the portion of the Loan made by it, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent, and the term "Lender" shall unless otherwise expressly indicated include Agent in its individual capacity. Agent may accept deposits from, lend money to, act and generally engage in any kind of business with Borrower and any person which may do business with Borrower, all as if Agent were not Agent hereunder and without any duty to account therefor to Lenders.

        SECTION 10.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        SECTION 10.5 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement or any other Loan Document, except any such as result from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly on demand in proportion to its Pro Rata Shares for any out-of-pocket expenses, including legal fees (including reasonable allocated costs of in-house counsel), incurred or advances made by Agent in connection with the administration or enforcement of or the preservation or protection of any rights under this Agreement or any other Loan Document (to the extent that Agent is not reimbursed for such expenses by Borrower).

        SECTION 10.6 SUCCESSOR AGENT. Agent may give written notice of resignation at any time to Lenders and Borrower and may be removed by Majority
Lenders: (i) at any time with cause, or (ii) at any time when Agent's Pro Rata Share of the Commitment as a Lender equals zero. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank organized under the laws of the United States or of any state thereof, or any affiliate of such bank, and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless be thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor Agent. Notwithstanding any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

        Any company into which Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or, with Borrower's consent, any company to which Agent may sell or transfer all or substantially all of its agency relationships shall be the successor to Agent without the execution or filing of any paper or further act, anything herein to the contrary notwithstanding.

        SECTION 10.7 APPLICATION OF ARTICLE 10. The provisions set forth in this
Article 10 are intended to address the relationship between Agent and Lenders, and shall not affect any of the rights and obligations of Borrower set forth elsewhere in this Agreement.

                                   ARTICLE 11

                                  MISCELLANEOUS

        SECTION 11.1 NO WAIVER; REMEDIES CUMULATIVE. No failure by Agent or Lenders to exercise, and no delay in exercising, any right, power or remedy under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default or prejudice the rights of Agent or Lenders in



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

the exercise of any right hereunder or thereunder. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

        SECTION 11.2 GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Washington without regard to principles of conflicts of laws.

        SECTION 11.3 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. Borrower, Agent and Lenders hereby irrevocably submit to the nonexclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to any Loan Document and irrevocably waive to the fullest extent permitted by law any objection which they may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.3 shall impair the right of Agent or a Lender or the holder of any Note to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction, and Borrower irrevocably submits to the nonexclusive jurisdiction of the appropriate courts of the jurisdiction in which Borrower is incorporated or sitting and any place where property or an office of Borrower is located.

        SECTION 11.4 JURY WAIVER. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

        SECTION 11.5 NOTICES. All notices and other communications provided for in any Loan Document shall be in writing (unless otherwise specified) and shall be mailed (with first class postage prepaid) or sent or delivered to each party by telefax or courier service at the address or telefax number set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise specified all notices and communications if duly given or made shall be effective upon receipt. Neither Agent nor any Lender shall incur any liability to Borrower for actions taken in reliance on any telephonic notice referred to in this Agreement which Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow or give such telephonic notice hereunder on behalf of Borrower.

        SECTION 11.6 ASSIGNMENT.

           (a) ASSIGNMENTS BY BORROWER. This Agreement and each of the other Loan Documents shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns, provided that Borrower may not assign or otherwise transfer all or any part of its rights or obligations hereunder or under any other Loan Document without the prior written consent of Agent acting on behalf of all Lenders.

           (b) ASSIGNMENTS BY LENDER. Each Lender may assign all or a portion of its Loan or Commitment and its other rights and obligations under the Loan Documents only with the prior written consent of the Borrower and Agent, which consent may not be unreasonably withheld; provided, however, that any Lender may at any time after the occurrence and during the continuation of a Default or Event of Default assign all or a portion of its Loan or Commitment and its other rights and obligations under the Loan Documents with or without the prior written consent of Borrower (but not without the prior written consent of Agent, which may not be unreasonably withheld). All assignments must be in minimum amounts of $10,000,000 and shall be permitted only if the assigning Lender simultaneously assigns a pro rata portion of its loans and commitments under the Operative Agreements. A $3,500 assignment fee is payable to Agent by the assignee before any assignment becomes effective. Notwithstanding the foregoing, any Lender may at any time assign and pledge all or any portion of its Loan or Commitment, its Notes, and its other rights and obligations under the Loan Documents to any Affiliate, and to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, with or without the prior written consent of Borrower and Agent. No such assignment shall release the assigning Lender from its obligations hereunder.

           (c) SALE OF PARTICIPATIONS BY LENDER. Any Lender may sell participations in any portion of its Loans or commitment to lend or of its right, title and interest therein or thereto or in or to this Agreement to any other person without obtaining Borrower's or Agent's consent provided that such Lender notifies Agent and Borrower of the sale. In the case of any sale of a participation by any Lender hereunder (as distinguished from an assignment), such Lender shall remain fully liable hereunder, the participant shall not acquire any direct rights against Borrower, Agent or any Lender under any Loan Document, Agent and Borrower shall continue to deal exclusively with such Lender and shall not have any obligations whatsoever to such participant. Participations must be in minimum amounts of $10,000,000 and shall be permitted only if the selling Lender simultaneously sells participations in a pro rata portion of its loans and commitments under the Operative Agreements. Participations with limited voting rights are permitted, but limited to the minimum participation amount.

        SECTION 11.7 SEVERABILITY. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

        SECTION 11.8 SURVIVAL; DISCHARGE. The representations, warranties and indemnities of Borrower in the Loan Documents in favor of Agent and Lenders shall survive the execution and delivery of the Loan Documents and the making of any Revolving Loans until the Loan is paid and performed in full and Lenders have no further commitment to lend under this Agreement, except in the case of the indemnities set forth in Section 7.17 which shall survive indefinitely.

        SECTION 11.9 EXECUTED IN COUNTERPARTS. The Loan Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which when



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

so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 11.10 CONFIDENTIALITY. Each of the Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' (as defined below) directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee or prospective assignee permitted under Section 11.6(b) or 11.6(c) and any permitted assignee under Section 11.6(a), or (2) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Borrower; (g) with the consent of Borrower; (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to Agent or any Lender on a nonconfidential basis from a source other than Borrower; (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates; or (j) to market data collectors, and similar service providers to the lending industry and in connection with the administration and management of this Agreement, the Loan and Loan Documents. For the purposes of this Section, "Information" means the existence of this Agreement and all information received from Borrower relating to Borrower or its business, other than any such information that is available to Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. For the purposes of this Section, "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The obligations under this Section
11.10 shall survive the expiration of this Agreement and shall remain in effect for two years after the Revolving Loan Maturity Date (or the Extended Maturity Date, if applicable).

        SECTION 11.11 ENTIRE AGREEMENT; AMENDMENT, ETC. The Loan Documents comprise the entire agreement of the parties and may not be amended or modified except by written agreement of Borrower and Agent executed in conformance with the terms of Section 10.1. No provision of this Agreement or any other Loan Document may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

        ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

        SECTION 11.12 EFFECTIVE DATE; TRANSITIONAL MATTERS. This Agreement shall become effective to amend and restate the Second Amended and Restated Loan Agreement, as it may have been amended from time to time prior to the date hereof, immediately upon the satisfaction (or the waiver by Agent) of all of the Conditions to Initial Revolving Loan set forth in Section 5.1 hereof (such effective date being referred to herein as the "Effective Date").

        SECTION 11.13 REAFFIRMATION OF LOAN DOCUMENTS. Borrower hereby reaffirms all of its obligations under the Loan Documents (as defined in the Second Amended and Restated Loan Agreement) and acknowledges and agrees that, as of the date hereof, it has no defenses to the enforcement thereof. Borrower, Agent and Lenders hereby agree to the amendments to the Guaranties (other than the Shurgard Institutional Fund LP II Guaranty) set forth in the Guarantor Consents.

        SECTION 11.14 SET OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, Lenders, their respective Affiliates and any assignee or participant of a Lender in accordance with the applicable provisions of the Loan Documents are hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by Lenders, their respective Affiliates or any assignee or participant of a Lender in accordance with the applicable provisions of the Loan Documents to or for the credit or the account of Borrower or any Guarantor against and on account of the obligations of Borrower or any Guarantor under the Loan Documents irrespective of whether or not (a) Lenders shall have made any demand under any Loan Documents or (b) the Agent shall have declared any or all of the obligations of Borrower or any Guarantor under the Loan Documents to be due and payable and although such obligations shall be contingent or unmatured. Notwithstanding the foregoing, neither the Agent nor any Lender shall exercise, or attempt to exercise, any right of setoff, banker's lien, or the like, against any deposit account or property of Borrower or any Guarantor held by the Agent or any Lender, without the prior written consent of the Majority Lenders, and any Lender violating this provision shall indemnify the Agent from any and all costs, expenses, liabilities and damages resulting therefrom. The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and Lenders and may not be enforced by Borrower or any Guarantor.



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
           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.



                                      BORROWER:


                                      SHURGARD STORAGE CENTERS, INC.
                                      a Washington corporation


                                      By  /s/    Harrel Beck
                                        ---------------------------------------
                                                 Harrel Beck
                                         --------------------------------------
                                      Its        Chief Financial Officer
                                         --------------------------------------
                                      Address:   1155 Valley Street
                                                 Suite 400
                                                 Seattle, WA   98109-4426
                                                 Attn:  Chris McKay


                                      Telephone: (206) 652-3854
                                      Telefax:   (206) 652-3710


Commitment         Pro Rata Share     LENDERS:

$60,000,000         16.666666667%     BANK OF AMERICA, N.A.
                                      a national banking association


                                      By     /s/ William P. Stivers
                                        ---------------------------------------
                                                 William P. Stivers
                                        ---------------------------------------
                                      Its        Senior Vice President
                                          -------------------------------------
                                      Address:   WA1-501-35-01
                                                 800 Fifth Avenue, Floor 35
                                                 Seattle, WA  98104
                                                 Attn:  William P. Stivers
                                                 Commercial Banking Division
                                      Telephone: (206) 358-8582
                                      Telefax:   (206) 585-1794

$50,000,000         13.888888889%     BANK ONE, NA
                                      a national banking association


                                      By     /s/ Timothy J. Carew
                                        ---------------------------------------
                                                 Timothy J. Carew
                                         --------------------------------------
                                      Its         First Vice President
                                        ---------------------------------------

                                      Address:   Bank One NA
                                                 1 Bank One Plaza
                                                 Chicago, IL 60670-0315
                                                 Attn:  Timothy Carew
                                      Telephone: (312) 732-5419
                                      Telefax:   (312) 732-1117


$50,000,000         13.888888889%     COMMERZBANK AKTIENGESELLSCHAFT,
                                      NEW YORK AND GRAND CAYMAN BRANCHES
                                      a German banking corporation


                                      By /s/ David Schwarz /s/ Christine Finkel
                                      -------------------  --------------------
                                           David Schwarz   Christine Finkel
                                        -----------------  --------------------
                                      Its Senior Vice
                                          President        Vice President
                                          ---------------  --------------------
                                      Address:   Commerzbank AG
                                                 2 World Financial Center
                                                 New York, NY  10281
                                                 Attn:  David Schwarz
                                      Telephone: (212) 266-7632
                                      Telefax:   (212) 266-7565


$40,000,000         11.111111111%     U.S. BANK NATIONAL ASSOCIATION
                                      a national banking association


                                      By         /s/ Miles S. Silverthorn
                                        ---------------------------------------
                                                     Miles S. Silverthorn
                                        ---------------------------------------

                                      Its        Vice President
                                          -------------------------------------

                                      Address:   1420 Fifth Avenue,
                                                 Floor 11, WWH733
                                                 Seattle, WA  98101
                                                 Attn:  Miles Silverthorn
                                      Telephone: (206) 344-4278
                                      Telefax:   (206) 344-2332

$30,000,000         8.333333333%      FLEET NATIONAL BANK
                                      a national banking association


                                      By         /s/ Kathleen M. Ahern
                                        ---------------------------------------
                                                 Kathleen M. Ahern

                                      Its        Director
                                         --------------------------------------

                                      Address:   100 Federal Street
                                                 Boston, MA 02110
                                                 Attn:  Kathleen Ahern
                                      Telephone: (617) 434-2738
                                      Telefax:   (617) 434-7108


$30,000,000         8.333333333%      KEYBANK NATIONAL ASSOCIATION
                                      a national banking association


                                      By         /s/ Kevin P. Murray
                                        ---------------------------------------
                                                 Kevin P. Murray

                                      Its        AVP
                                         --------------------------------------

                                      Address:   127 Public Square
                                                 Cleveland, OH  44114
                                                 Attn:  Kevin Murray
                                      Telephone: (216) 689-4660
                                      Telefax:   (216) 689-4997


$25,000,000         6.944444444%      LASALLE BANK NATIONAL ASSOCIATION
                                      a national banking association


                                      By         /s/ Klay Schmeisser
                                        ---------------------------------------
                                                 Klay Schmeisser

                                      Its        Vice President
                                         --------------------------------------
                                      Address:   135 South LaSalle Street
                                                 Suite 1225
                                                 Chicago, Illinois 60603
                                                 Attn:  Klay Schmeisser
                                      Telephone: (312) 904-0647
                                      Telefax:   (312) 904-6991

$25,000,000         6.944444444%      WASHINGTON MUTUAL BANK
                                      a Washington banking corporation


                                      By     /s/ David M. Purcell
                                        ---------------------------------------
                                             David M. Purcell
                                        ---------------------------------------
                                      Its    Vice President
                                         --------------------------------------
                                      Address:   1201 Third Avenue
                                                 Suite 1000
                                                 Seattle, WA  98101
                                                 Attn:  David M. Purcell
                                      Telephone: (206) 377-4822
                                      Telefax:   (206) 377-2575


$20,000,000         5.555555556%      THE BANK OF NOVA SCOTIA
                                      a Canadian banking corporation


                                      By         /s/ Patrik Norris
                                        ---------------------------------------
                                                 Patrik Norris
                                        ---------------------------------------
                                      Its        Director
                                         --------------------------------------
                                      Address:   888 S.W. 5th Avenue, Suite 750
                                                 Portland, OR 97204-2078
                                                 Attn:  Patrik Norris
                                      Telephone: (503) 222-3148
                                      Telefax:   (503) 222-5502


$20,000,000         5.555555556%      SUNTRUST BANK
                                      a Georgia banking corporation


                                      By         /s/ Blake K. Thompson
                                        ---------------------------------------
                                                 Blake K. Thompson
                                        ---------------------------------------
                                      Its        Vice President
                                          -------------------------------------
                                      Address:   SunTrust Bank
                                                 8245 Boone Blvd, #820
                                                 Vienna, VA  22182
                                                 Attn:  Blake K. Thompson
                                      Telephone: (703) 902-9044
                                      Telefax:   (703) 902-9245

$10,000,000         2.777777778%      BANK HAPOALIM B.M.
                                      a banking corporation of Israel


                                      By         /s/ Marc Bosc
                                        ---------------------------------------
                                                 Marc Bosc
                                         --------------------------------------
                                      Its        Vice President
                                         --------------------------------------


                                      By         /s/ Conrad Wagner
                                        ---------------------------------------
                                                 Conrad Wagner
                                         --------------------------------------
                                      Its        First Vice President
                                         --------------------------------------

                                      Address:   Bank Hapoalim B.M.
                                                 1177 Avenue of the Americas
                                                 New York, NY  10036
                                                 Attn:  Marc Bosc
                                      Telephone: (212) 782-2181
                                      Telefax:   (212) 782-2187


                                      AGENT:

                                      BANK OF AMERICA, N.A.

                                      By         /s/ Dora A. Brown
                                        ---------------------------------------
                                                 Dora A. Brown
                                         --------------------------------------
                                      Its        Vice President
                                        ---------------------------------------

                                      Address:   WA1-501-37-20
                                                 800 Fifth Avenue, Floor 37
                                                 Attn:  Dora A. Brown
                                                 Commercial Agency Management
                                      Telephone: (206) 358-0101
                                      Telefax:   (206) 358-0971